EXHIBIT 10.14C

Execution Copy

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INCRELEX™

LICENSE AND COLLABORATION AGREEMENT

THIS INCRELEX™ LICENSE AND COLLABORATION AGREEMENT (the “Agreement”), is entered into as of the Effective Date (defined below) by and between Tercica, Inc., a company incorporated under the laws of Delaware with offices at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, United States of America (“Licensor”) and Beaufour Ipsen Pharma, a company incorporated under the laws of France with offices at 24 rue Erlanger, 75016 Paris, France (“Licensee”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Whereas, Licensor is engaged in the business of developing and marketing of pharmaceutical products; and

Whereas, Licensor and Genentech Inc. (“GNE”) have entered into that certain License and Collaboration Agreement dated April 15, 2002 (the “GNE US License”); and Licensor and GNE have also entered into that certain International License and Collaboration Agreement dated July 25, 2003 (the “GNE Ex-US License”); whereby GNE has granted to Licensor certain rights in the Licensed Product (as defined below) under GNE’s technology, know-how and/or intellectual property rights to permit Licensor to develop, commercialize, market and promote the Licensed Product in the United States of America, and outside the United States of America, respectively; and

Whereas, Licensor and Fujisawa Pharmaceutical Co, Ltd (“Fujisawa”) have entered into a license agreement dated December 25, 2003 whereby Fujisawa has granted to Licensor certain rights in the Licensed Product under certain patent rights of Fujisawa to permit Licensor to label, promote, distribute, manufacture, use, import and sell the Licensed Product in all countries and territories worldwide but excluding Japan (the “Fujisawa License”); and

Whereas, Licensor, as of the Execution Date has obtained regulatory approval for, and is marketing the Initial Product (as defined below) under the tradename Increlex® in the United States and is currently conducting additional research and development activities with respect to obtaining regulatory approval for the Licensed Product (the “Licensor On-going Development” as further defined below); and

Whereas, Licensor is seeking a partner for the development and, following regulatory approval, distribution of the Licensed Product in the Territory (as defined below); and

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Whereas, Licensee has the marketing and sales force in the Territory to enable it to effectively market the Licensed Product in the Territory; and

Whereas, Licensor and Licensee (or its Affiliate), on the Execution Date, also are entering into that certain Stock Purchase and Master Transaction Agreement, and will enter into pursuant thereto such other agreements, including the Voting Agreement, Registration Rights Agreement, Investor Rights Agreement, Convertible Note Agreement, and related transaction documents, including the issuance of a Warrant to purchase shares of Common Stock of Licensee (collectively, the “Equity Transaction Documents”); and

Whereas, Licensee, Licensee’s Affiliate, and Licensor, on the Effective Date, are also entering into that certain Somatuline License and Collaboration Agreement pursuant to which, among other things, Licensee will exclusively license to Licensor, Licensee’s product Somatuline Autogel, for sale by Licensor in the United States and Canada (the “Somatuline Agreement”).

THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1 “18-Month Rolling Order Forecast” has the meaning set forth in Section 6.7.1 of this Agreement.

1.2 “Affiliate” means, in respect of any Person (i.e. any individual or any corporation, limited liability company, partnership, trust, association or other entity of any kind, a Person that is directly or indirectly controlling, controlled by, or under common control with such first-mentioned Person or any of its Subsidiaries, and for the sole purpose of this paragraph, the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. As used in this Section 1.2, “Subsidiary” means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is directly or indirectly owned or controlled by the relevant Person or (ii) the relevant Person (or any other subsidiary of the relevant Person) is a general partner.

1.3 “Agreement” shall have the meaning set forth in the preamble.

1.4 “Binding Order” has the meaning set forth in Section 6.7.2 of this Agreement.

1.5 “BLA” means a Biologics License Application (as defined in Title 21 of the United States Code of Federal Regulations, Section 600 et seq, as amended from time to time), or such application’s foreign equivalent, filed pursuant to the requirements of a Regulatory Authority for Marketing Authorization of a Licensed Product.

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1.6 “Calendar Quarter” means the respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.7 “Calendar Year” means the respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

1.8 “Combination Product” shall mean a pharmaceutical formulation or product for use in the Field that contains IGF-1 and any other active ingredient, including without limitation IGFBP-3 or growth hormone.

1.9 “Commercialization Plan” shall mean the most recent version of any given three Calendar Year rolling plan as from First Commercial Sale until termination or expiration of the Agreement (the first Calendar Year being for the purpose of this clause, the period starting from the date of the First Commercial Sale in the country until December 31 of the same year), with respect to the promotion, sales plan and budget for each Licensed Product in each country of the Territory including in particular: (a) the Promotional Efforts planned for such three Calendar Years and (b) the Sales Forecast anticipated for such three Calendar Years. Such Commercialization Plan shall also include provisions for the manufacturing, supply and distribution planning of Licensed Products for sale in the Territory.

1.10 “Commercial Sale” means the sale of Licensed Products whether by Licensee or Licensee’s Affiliates or Sub-licensees to a third party and shall exclude (i) any transfer of Licensed Product by Licensee to its Affiliates or Sub-licensees and (ii) any distribution of Licensed Product for use in Development activities or as Samples.

1.11 “Confidential Information” has the meaning set forth in Section 10.1 of this Agreement.

1.12 “Control” with the correlative meaning “Controlled by” means, with respect to intellectual property, possession of the right to grant a license or sublicense as provided for herein without violating (a) any law or governmental regulation applicable to such license or sublicense or (b) the terms of any agreement or other arrangement with any third party that exists as of the Effective Date, or if such right is acquired after the Effective Date, as of the date a Party first gained possession of such right.

1.13 “Cover” and with correlative meaning “Covered” shall mean with respect to Patent Rights, that such Patent Rights claim the composition of matter, method of making or any use of such Licensed Product.

1.14 “current Good Manufacturing Practices” or “cGMP” shall mean the requirements found in the legislation, regulation and administrative provisions for methods to be used in, and the facilities or controls to be used for, the manufacturing, processing, packing and/or holding of a drug to assure that such drug meets the requirements as to the safety and has

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the identity and strength and meets the quality characteristics that it purports or is represented to possess, all of which as defined by the competent authorities of each country of the Territory where and at the time Licensee sells the Licensed Products in each such country and by the competent authorities of the country where any manufacturing or testing operation is conducted.

1.15 “Delivery Point” shall have the meaning ascribed to it in Section 6.4 of this Agreement.

1.16 “Developing Party” shall mean a Party Developing solely a Product Improvement, a Combination Product or an Other Product under a Subsequent Development Plan as set forth in Section 4.4.4 (i) of this Agreement.

1.17 “Development” and with correlative meaning “Develop” and “Developing” means all activities related to preclinical testing, toxicological, pharmacokinetic, metabolic, or clinical aspects of the Licensed Product (or where applicable an Other Product), process development, stability studies, formulation development, clinical studies regulatory affairs, and other development activities for the Licensed Product (or where applicable an Other Product).

1.18 “Development Costs” shall mean costs incurred jointly by the Parties under the Initial Development Plan or Joint Subsequent Development Plan or solely by a Developing Party under a Subsequent Development Plan as determined in accordance with Section 4.4.2 of this Agreement.

1.19 “Development Plan” shall mean either the Initial Development Plan or any Subsequent Development Plan.

1.20 “Diabetes” shall mean a progressive disease of carbohydrate metabolism involving inadequate production or utilization of insulin that is characterized by hyperglycemia and glycosuria. The term shall apply to any form of diabetes, including without limitation, Type 1 and Type 2 diabetes, as well as other hyperglycemic disorders, such as hyperinsulinemia, hyperlipidemia, insulin-resistant diabetes such as Mendenhall’s Syndrome, Werner Syndrome, leprechaunism, lipoatrophic diabetes.

1.21 “Diabetes Covenant Expiration” shall have the meaning set forth in Section 2.7.

1.22 “Diligent Efforts” shall mean the efforts consistent with the exercise of prudent scientific and business judgment, consistent with the effort applied to other pharmaceutical products of similar potential and market size by the Party in question (or, if the Party in question has no other pharmaceutical product of similar potential and market size, by other similarly sized pharmaceutical companies that do).

1.23 “Dominating Patent” means with respect to a given country in the Territory, an unexpired patent of a third party which has not been finally invalidated by a court or other governmental agency of competent jurisdiction and which would be infringed by the use, manufacture, sale or import of the Licensed Product in such country under this Agreement

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1.24 “Effective Date” shall mean the date of the First Closing.

1.25 “EU Marketing Authorization” shall mean the Marketing Authorization granted by the European Union Commission for the Licensed Product under the centralized procedure.

1.26 “EU Territory” shall mean the member states of the European Union, Iceland, Norway and Liechtenstein.

1.27 “EMEA” means the European Medicine Agency, a decentralized body of the European Union.

1.28 “Excluded Indications” shall mean the use of IGF-1 as a therapeutic or potential therapeutic for any human disease or condition of the central nervous system as described in Section 1.19 and Exhibit A of the GNE Ex-US License.

1.29 “Execution Date” shall mean July 18, 2006, the date of execution of the Purchase Agreement.

1.30 “Field” means all uses in humans and all in vitro uses, excluding the Excluded Indications and excluding, unless and until and only to the extent that the Diabetes Covenant Expiration occurs as set forth in Section 2.7, Diabetes.

1.31 “First Closing” shall have the meaning ascribed to it in the Purchase Agreement.

1.32 “First Commercial Sale” means the first Commercial Sale in the relevant countries of the Territory, as evidenced by the first payment received by Licensee, its Affiliates or Sub-licensees in connection with this Commercial Sale on a country-by-country basis.

1.33 “FTE” shall mean full time equivalent of, and is equal to the amount of work one full time employee would accomplish during any one year period.

1.34 “Fujisawa” and “Fujisawa License” shall have the meaning set forth in the preamble of this Agreement.

1.35 “GNE” shall have the meaning set forth in the preamble of this Agreement.

1.36 “GNE Ex-US License” shall have the meaning set forth in the preamble of this Agreement.

1.37 “GNE US License” shall have the meaning set forth in the preamble of this Agreement.

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1.38 “IGF-1” means native-sequence insulin-like growth factor-1 from any species with or without an N-terminal methionine, allelic variants thereof, and sequence variants thereof wherein substitutions and/deletions are made in the region from 1 to 5 amino acids from the N-terminus of the mature native-sequence IGF-1 of any species, including des-IGF-1 and variants wherein at least the glutamic acid residue is absent at position 3 from the N-terminus of native-sequence human IGF-1.

1.39 “IND” means an investigational new drug application as defined under US law and foreign equivalents.

1.40 “Indication” means the prevention, therapeutic treatment, or diagnosis of any particular human disease or, disorder or condition, but shall not include the Excluded Indication and shall not include, unless and until and only to the extent that the Diabetes Covenant Expiration occurs as set forth in Section 2.7, Diabetes.

1.41 “Initial Development Plan” means the plan for the conduct of specified Development activities with regards to the Initial Product, or Product Improvements or Combination Products as agreed between the Parties pursuant to Section 4.3.1 of this Agreement for the purpose of obtaining initial Marketing Authorization or Marketing Authorization for label expansion for such Licensed Product, which shall exclude any Licensor On-going Development.

1.42 “Initial Product” means that certain pharmaceutical formulation for use in the Field containing IGF-1 and as of the Execution Date marketed by Licensor in the United States under the tradename Increlex™, the specifications of which, as of the Execution Date and filed with the EMEA are attached as Schedule 2 to this Agreement, which specifications may be amended from time to time by the written agreement of the Parties.

1.43 “JFC” shall mean the joint finance committee as defined in Section 3.2 of this Agreement.

1.44 “Joint Know-How” shall mean any and all Know-How owned jointly by the Parties pursuant to Section 8.3.

1.45 “Joint Patents” shall mean any and all Patent Rights owned jointly by the Parties pursuant to Section 8.3.

1.46 “Joint Patent Committee” shall mean the committee defined in Section 8.3.

1.47 “Joint Subsequent Development Plan” shall mean a Subsequent Development Plan conducted and funded jointly by the Parties in accordance with Section 4.4.3 of this Agreement.

1.48 “JSC” shall mean the joint steering committee as defined in Section 3.1 of this Agreement.

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1.49 “Know-How” means all non public proprietary information, trade secrets, techniques and data of a Party (including Confidential Information as defined in Section 10.1) including, but not limited to, discoveries, formulae, materials, practices, methods, knowledge, know-how, processes, experience, test data (including pharmacological, toxicological and clinical information and test data), analytical and quality control data, marketing, pricing, distribution, cost and sales data or descriptions and any and all submissions to Regulatory Authorities with respect to Licensed Products, and preclinical and clinical data, assays and associated materials, and protocols and procedures and documentation associated with the foregoing.

1.50 “Licensed Know-How” shall mean Know-How owned or Controlled by Licensor that is reasonably necessary for the characterization, optimization, assaying, Development, import, offer for sale, use or sale of IGF-1 or any Licensed Product in the Field including without limitation all Know-How resulting from Licensor On-going Development.

1.51 “Licensed Patent Rights” shall mean all Patent Rights owned or Controlled by Licensor in the Territory which Cover the Licensed Product, but excluding Licensor Related Patent Rights except and to the extent agreed by the Licensor and Licensee pursuant to Section 2.9. As at the Execution Date, Licensed Patent Rights include all Patent Rights listed in Schedule 1 of this Agreement.

1.52 “Licensed Product” means, as the context requires, the Initial Product, and any Product Improvements and/or any Combination Products that accrue from the Initial Development Plan and/or Joint Subsequent Development Plans, and/or any Subsequent Development Plan as to which the Opt-in Party (as that term is defined in Section 4.4.4(ii)(F)(a) below) has exercised its rights to Opt-In (as that term is described in Section 4.4.4(ii)(F)(a) below) pursuant to Section 4.4.4(ii)F.

1.53 “Licensed Trademarks” shall mean the trademarks listed in Schedule 3.

1.54 “Licensee Allocation” shall have the meaning ascribed to it in Section 4.4.3.

1.55 “Licensee Group” means Licensee and its Affiliates.

1.56 “Licensee Independent Patent Rights” shall have the meaning set forth in Section 2.5.2 of this Agreement.

1.57 “Licensee Related Patent Rights” means, any Patent Rights owned or Controlled by Licensee which Cover a Licensed Product other than the Initial Product in the Licensor Territory and either (i) are acquired by or licensed to Licensee from a third party and as to which Licensee would owe such third party royalties or other payments for the license to such Patent Rights in the Licensor Territory based on Licensee’s (or Licensor’s) use and exploitation of such Patent Rights; or (ii) do not cover inventions made in the conduct of the Development or a Development Plan under this Agreement, which inventions are solely or jointly owned by Licensee as provided in Section 8.3.

1.58 “Licensor Allocation” shall have the meaning ascribed to it in Section 4.4.3.

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1.59 “Licensor IP Rights” means any and all Licensed Patent Rights and Licensed Know-How.

1.60 “Licensor On-going Development” shall mean those clinical, non-clinical studies and regulatory activities anywhere including in the Territory (a) ongoing as of the Execution Date and set forth in Schedule 11 hereto or (b) that either (i) are required for securing Marketing Authorization for the Initial Product for the Target Label in the Territory, or (ii) the conduct of which is a condition upon which such Marketing Authorization has been granted. Licensor On-going Development are carried out and funded solely by Licensor.

1.61 “Licensor Related Patent Rights” means, any Patent Rights owned or Controlled by Licensor that are other than those listed on Schedule 1, but which Cover any Licensed Product other than the Initial Product, and either (i) are acquired by or licensed to Licensor from a third party and as to which Licensor would owe such third party royalties or other payments for the license to such Patent Rights in the Territory based on Licensor’s (or Licensee’s) use and exploitation of such Patent Rights; or (ii) do not cover inventions made in the conduct of the Development or a Development Plan under this Agreement, which inventions are solely or jointly owned by Licensor as provided in Section 8.3.

1.62 “Licensor Territory” means the United States of America, Canada, and Japan, and including, until the license provided for in Section 2.4 is in effect, the Third Party Countries, and the territories and possessions of each of the foregoing countries.

1.63 “Manufacturing Option” shall have the meaning ascribed to it in Section 6.18.1 of this Agreement.

1.64 “Market Competition” means with respect to a given country of the Territory, the written notification to Licensor by Licensee that the sale in a given country of the Territory of one or more products containing IGF-1 produced in a prokaryotic expression system by one or more third parties that are not Sub-licensees of Licensee has achieved greater than twenty-five percent (25%) Market Share. For purposes of this Section 1.64, “Market Share” shall mean the percentage market share in value for the product or products in question containing IGF-1, such percentage to be established by measuring a full Calendar Quarter of reported prescription data for the applicable product(s) and any competing products (including Licensed Products) sold in the relevant country of the Territory. If the Parties are unable to mutually agree on the Market Share of a given product or products based on such prescription data, the Parties shall submit the issue to a mutually-agreeable third party market research firm having expertise in pharmaceutical sales in the relevant country of the Territory (the “Research Firm”). The Research Firm shall be instructed to provide an independent assessment of the Market Share for purposes of determining Market Competition hereunder. Licensee shall bear all costs associated with the services of the Research Firm; provided that in the event that the Research Firm establishes that the Market Share is twenty five percent (25%) or higher for a particular Indication, Licensor shall reimburse Licensee for the full cost of the Research Firm’s services for such assessment.

1.65 “Marketing Authorizations” means the regulatory authorizations required to sell the Licensed Product in the Territory on a country-by country basis.

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1.66 “Net Sales” means the consolidated gross amount recognized as sold for any particular period using IFRS criteria for sales recognition for the Licensed Product by Licensee or its Affiliates or Sublicensees to third parties, minus the following as applicable, using IFRS criteria, (a) returned goods; (b) trade cash, and quantity discounts accrued and actually taken from the invoiced amount; (c) rebates, including payments in respect of any governmental subsidized programs, rebate payments given to wholesalers or other Licensee buying groups, healthcare insurance carriers or other institutions; (d) credits or allowances actually given or made for rejection or return of previously sold Licensed Products or for retroactive price reductions (including government mandated rebates and chargebacks); (e) sales, value added or other taxes or duties levied on or measured by the billing amount for Licensed Products, to the extent billed separately on the invoice and paid for by the customer, as adjusted for rebates and refunds, as applicable; (f) one percent (1%) of such consolidated gross amount recognized as sold to account for estimated charges for freight and insurance directly related to the delivery or return of Licensed Products to the extent billed separately on the invoice and paid for by the customer; (g) adjustments for Combination Products as mutually agreed upon in good faith by the Parties, and by Licensor and GNE, (h) uncollectible debts, as incorporated in Licensee Group’s consolidated accounts consistently applied to all products of Licensee Group, provided however that if collected at a later date such amounts will be added to Net Sales in the Calendar Quarter in which it is received, in all cases as adjusted periodically to reflect amounts actually incurred in the Territory for items (a) through (f). If a Licensed Product is sold for consideration other than cash, the fair market value of such other consideration shall be included in Net Sales.

1.67 “Opt-In” shall have the meaning assigned to it in Section 4.4.4(ii)(F).

1.68 “Opt-in Information” shall have the meaning assigned to it in Section 4.4.4(ii)(F)(d)(A)(b).

1.69 “Opt-in Notice Date” shall have the meaning assigned to it in Section 4.4.4(ii)(F)(d)(A)(a).

1.70 “Other Product” shall mean any chemical entity or pharmaceutical product other than a Licensed Product which is acquired, owned, Controlled or being the object of research and development activities by Licensor in the field of endocrinology, or other areas as may be mutually agreed by the Parties in writing.

1.71 “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexamination or renewals thereof.

1.72 “Phase I Clinical Trials” shall mean those clinical trials on sufficient number of volunteers/subjects that are designed to establish safe drug doses and to support testing in Phase II Clinical Trials.

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1.73 “Phase II Clinical Trials” shall mean those clinical trials on sufficient number of patients that are designed to explore the dosage, safety and biological activity of a drug for intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed.

1.74 “Phase III Clinical Trials” shall mean those clinical trials on sufficient number of patients that are designed to establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions, and adverse reactions that are associated with the drug in the dosage range to be prescribed and supporting Marketing Authorization of such drug or label expansion of such drug.

1.75 “Product Improvement” shall mean any improvements and/or enhancements or other desirable change to the technical/pharmacological characteristics of the Initial Product (or an enhanced or improved version of the Initial Product), whether patentable or not, including, without limitation, improvements or enhancements in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication for use or packaging of the Initial Product.

1.76 “Promotional Efforts” shall mean, as to a given Licensed Product, the annual sales, medical and marketing efforts planned by the Licensee in the promotion and marketing of such Licensed Product in a country of the Territory after the First Commercial Sale in such country. The Promotional Efforts shall be detailed in the Commercialization Plan which shall include without limitation sales plan, number of calls by medical representatives, intended Phase IV (post-approval) studies and budget related thereto for such Licensed Product in such country (although the actual Phase IV study design and budget therefor will be addressed in a Development Plan for such Licensed Product).

1.77 “Purchase Agreement” means that certain Stock Purchase and Master Transaction Agreement, dated as of July 18, 2006, by and between Licensee’s Affiliate, and Licensor.

1.78 “Regulatory Authority” means any government agency having the responsibility for granting Marketing Authorizations and any other government entities with authority over the manufacturing and the marketing of the Licensed Product.

1.79 “Related Patent Rights” shall have the meaning set forth in Section 2.9 of this Agreement.

1.80 “Royalty Term” shall have the meaning ascribed to it in Section 7.2.1 of this Agreement.

1.81 “Sales Forecasts” shall mean, as to a given Licensed Product, the annual sales forecasts for the Licensed Product in a country of the Territory with respect to the Indication(s) for which Licensee has obtained Marketing Authorization.

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1.82 “Sample” means Licensed Product delivered to Licensee by Licensor for distribution by Licensee or otherwise, to health care professionals for trial use by patients at no cost to the patient and not for re-sale pursuant to applicable laws.

1.83 “Schedule(s)” refers to the Schedules attached to this Agreement and incorporated herein by this reference.

1.84 “SKU” shall mean stock-keeping unit.

1.85 “Specifications” means the standards and specifications relating to the manufacture, testing and packaging of the Licensed Product, which shall be those approved by the Regulatory Authorities in the Territory from time to time and on a country-by-country basis. The Specifications of the Initial Product as at the Execution Date and as filed with the EMEA are set forth in Schedule 2 attached hereto.

1.86 “Sub-licensee” means a third party to whom Licensee or its Affiliates sublicenses, assigns or otherwise delegates some or all of their rights and obligations under this Agreement. Sub-licensee shall also include any third party who purchases its supply of Licensed Product, in finished form from Licensee, its Affiliates or Sublicensee for resale into the market, where, as a partial or full consideration for such purchase, such third party has a payment obligation to Licensee, its Affiliates or Sublicensee that is a percentage of its net sales, including without limitation a royalty obligation.

1.87 “Subsequent Development Plan” shall mean the specific plan for Development activities to obtain initial Marketing Authorization or Marketing Authorization for a Product Improvement, Combination Product or, as the case may be and where agreed pursuant to Section 4.3.3, Other Product, submitted by one Party to the other Party pursuant to Sections 4.3.2 and 4.3.3 of this Agreement.

1.88 “Supply Price” shall have the meaning ascribed to it in Section 6.5 of this Agreement.

1.89 “Target Label” shall mean the Indication for which the Parties intend that the Marketing Authorization will be granted, and the correlative estimated patient population which the Parties expect may be treated by such Indication (the “EU Target Population”), with respect to the Initial Product in the member states of the European Union, Norway, Iceland and Liechtenstein as further described in Schedule 4.

1.90 “Technical Agreement” shall have the meaning ascribed to it in Section 6.1.1 of this Agreement.

1.91 “Territory” means all countries of the world, excluding the United States of America, Canada, Japan, and excluding until the license provided for in Section 2.4 is in effect with respect thereto, the Third Party Countries.

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1.92 “Third Party Countries” means Taiwan, Israel, the Kingdom of Saudi Arabia, United Arab Emirates, Oman, Kuwait, Syria, Jordan, Lebanon, Iran, Iraq, Morocco, Algeria, Tunisia, Libya, Egypt, Bahrain, Qatar, Yemen, and the territories and possessions of each of the foregoing countries.

1.93 “Valid Claim” means any claim of a pending patent application of a Licensed Patent Rights which has not been abandoned or finally rejected without the right of appeal or which is not known to be unpatentable, or any claim from an issued and unexpired Licensed Patent Rights which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction without the right of appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2.	LICENSE GRANT

2.1 Exclusive License.

2.1.1 Subject to the terms and conditions of this Agreement Licensor grants to Licensee and Licensee’s Affiliates (for so long as they remain Affiliates of Licensee):

(i) an exclusive, royalty-bearing license right, with the right to grant sublicenses pursuant to Section 2.2, to use and exploit Licensor IP Rights (including Licensor’s interest in any and all Joint Know-How and Joint Patents) to import, have imported, use, and have used to research and Develop the Initial Product and those other Licensed Products which are jointly Developed by the Parties or solely developed by Licensee or as to which Licensee elects to exercise its Opt-in rights pursuant to Section 4.4.4(ii)F, in the Field and in the Territory, as and to the extent permitted under this Agreement;

(ii) a non- exclusive, royalty-bearing license right, to use and exploit Licensor IP Rights (including Licensor’s interest in any and all Joint Know-How and Joint Patents) to use and have used to research and Develop the Initial Product and those other Licensed Products which are jointly Developed by the Parties or solely developed by Licensee or as to which Licensee elects to exercise its Opt-in rights pursuant to Section 4.4.4(ii)F, in the Field and in the Licensor Territory, as and to the extent permitted under this Agreement; and

(iii) an exclusive (even as to Licensor or Licensor’s Affiliates), royalty-bearing license right, with the right to grant sublicenses pursuant to Section 2.2, to use and exploit Licensor IP Rights (including Licensor’s interest in any and all Joint Know-How and Joint Patents) to use, have used, import, have imported, offer for sale, sell and have sold Licensed Products in the Territory, in the Field.

The grant of exclusive rights to Licensee in subsections (i) and (iii) of this Section 2.1.1 shall be subject to Licensor’s reservation of the right to use, have used, import, and have imported in the Territory Initial Product and those other Licensed Products which are

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jointly Developed by the Parties or solely developed by Licensor or as to which Licensor elects to exercise its Opt-in rights pursuant to Section 4.4.4(ii)F, for the purpose of supporting Development of Initial Product or such other Licensed Products in the Field for sale in the Licensor Territory, as and to the extent permitted under this Agreement.

2.1.2 Notwithstanding the foregoing, Licensor reserves all rights:

(i) under the Licensor Related Patent Rights unless otherwise agreed among the Parties pursuant to Section 2.9 of this Agreement in a separate written agreement, and

(ii) under the Licensor IP Rights to the extent necessary to conduct or have conducted research, use, manufacture or Development of Licensed Products for sale in the Licensor Territory, as and to the extent permitted under this Agreement. In addition, the license granted in Section 2.1.1 is made subject to GNE’s retained rights to perform in vitro research and development activities with respect to IGF-1 in the Field in the Territory (as provided in the Section F.1(f) of the GNE Ex-US License).

2.1.3 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and Licensee’s Affiliates (for so long as they remain Affiliates of Licensee) an exclusive (even as to Licensor or Licensor’s Affiliates), royalty-bearing license right, with the right to grant sublicenses, to use and exploit the Licensed Trademarks on and solely in connection with the Development and commercialization of the Licensed Product throughout the Territory, in the Field.

2.1.4 Licensee acknowledges and understands that as of the Execution Date, Licensor is in patent litigation proceedings in the United Kingdom with regard to the alleged infringement by Insmed Incorporated and Avecia Limited of certain of the Licensed Patent Rights in the United Kingdom (and related patent validity proceedings involving GNE), and Licensor and GNE are co-plaintiffs in patent litigation proceedings in the U.S. with respect to the alleged infringement by Insmed Incorporated of certain Patent Rights of Licensor in the U.S., and that as part of the possible global settlement of such litigation, Insmed Incorporated may require a license to use and exploit the Licensed Patent Rights in the Territory to make, use and sell (A) its product IPLEX™ (mecasermin rinfabate [rDNA origin] injection) product (hereinafter referred to as “IPLEX”), (B) a product that is a preserved reformulation of IPLEX in a multi-use vial, which product is to be selected by Insmed (hereinafter referred to as “MULTIPLEX”) and/or (C) any product containing IGF-1 in combination with IGFBP-3. Accordingly, and notwithstanding the grant of rights to Licensee by Licensor in this Section 2.1, Licensee agrees to consider in good faith, promptly following the reasonable request of Licensor, the conditions under which such license may be granted to Insmed Incorporated, its Affiliates and its successors-in-interest, (which entities are collectively and individually referred to herein as “Insmed”) by Licensee (either directly, or by reverting such rights to Licensor for direct grant to Insmed). These issues of alleged infringement by and grant of license rights to Insmed shall first be addressed within the Joint Patent Committee following the request of either Party, and such Joint Patent Committee shall recommend a course of action to the Joint Steering Committee. The Joint Patent Committee

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shall in particular consider the following: (i) the outcome or likely outcome of the ongoing patent litigations involving Insmed, (ii) the management of such patent litigation, and costs associated therewith as weighed against the benefits of possible settlement, (iii) the possible means of settlement of such patent litigation including the granting of a non-exclusive right and license to use and exploit the Licensed Patent Rights to use, have used, make, have made, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported in the Territory (A) IPLEX™ and/or (B) MULTIPLEX and/or (C) any product containing IGF-1 in combination with IGFBP-3 together with a right to sub-license wholesalers and distributors on agreed terms and subject to prior agreement of Licensee and GNE, (iv) the allocation among the Parties and GNE of all monies paid by Insmed pursuant to such litigation, settlement or license agreement, and (v) the allocation among the Parties and GNE of all costs incurred in the conduct of the litigation. It is also understood that as between the Parties and to the extent permitted under Section 8.2.2 Licensee shall be entitled to elect to manage and assume control of (subject to GNE’s consent) the ongoing patent litigation proceedings against Insmed in the Territory, in which event the conditions thereon shall also be discussed within the Joint Patent Committee and Licensor shall use its reasonable endeavors to assist with the handover of the management of the ongoing proceedings in the Territory in accordance with the foregoing provisions in the event Licensee so elects. If, as part of the overall strategy, either Party considers it desirable to institute new proceedings in the Territory against Insmed or its manufacturers, this issue shall also be referred to the Joint Patent Committee for consideration. The Joint Patent Committee shall work together with the Joint Finance Committee to propose to the Joint Steering Committee an action plan with respect to issues set forth in this Section 2.1.4 and the JSC shall make a determination based upon such action plan for implementation by the Parties. Within the framework of the Joint Patent Committee and the Joint Finance Committee, Licensor and Licensee shall keep each other appraised on a regular basis of the status of such litigation proceedings and any settlement discussions, and review and consider in good faith, all comments or input received from the other with respect thereto.

2.2 Sublicense Rights, Third Party Distributors. Licensee shall have the right to sublicense the rights granted in Section 2.1 to Sub-licensees and/or to appoint third party distributors, subject to the prior written consent of Licensor and GNE which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Licensee shall remain responsible for complying, and for ensuring that such Sub-licensees and distributors comply, with this Agreement, all relevant laws, regulations and requirements relating to the importation, distribution, marketing, promotion and sale of the Licensed Product in the Territory. Any sub-license and distributorship agreement shall contain terms and conditions that are not inconsistent with those of this Agreement.

2.3 Excluded Indications. In the event at any time after the Effective Date, Licensor possesses, acquires, or regains rights to Develop, sell, offer for sale, use, export and/import the Licensed Product for the Excluded Indications, such Excluded Indications shall be automatically included in the Field, subject to Section F.5 of the GNE Ex-US License.

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2.4 Territory; Third Party Countries. With respect to each Third Party Country, Licensor shall keep Licensee apprised of any anticipated and actual expiry or termination of the relevant distribution agreement for such Third Party Country with one or more third parties with whom Licensor has entered into such distribution agreement. Distribution Agreements for the Third Party Countries in effect as of the Execution Date are listed in Schedule 5. Licensor shall notify Licensee reasonably in advance of the expected date of expiry or termination of such third parties’ rights. With respect to each Third Party Country, Licensor hereby agrees that it shall not seek to renew or extend the term of such Distribution Agreement, and that Licensee shall automatically be granted all rights as provided for in Section 2.1 above upon both (i) expiry or termination of the relevant distribution agreement with one or more third parties with whom Licensor has entered into such distribution agreement, and (ii) the written consent of GNE, not to be unreasonably withheld or delayed, and which Licensor shall, where practicable, seek at least six (6) months ahead of the foreseen expiry or termination thereof. Licensor shall indemnify and hold harmless Licensee against any claim from these third parties in relation to the execution, termination or expiry of their contractual arrangements with Licensor.

2.5 Licenses to Licensor.

2.5.1 Licensee hereby grants to Licensor,

(i) a non-exclusive, sublicensable license under Licensee’s interest in any Joint Patent Rights and any Joint Know-How to use, have used, make, have made, research and Develop the Initial Product and those other Licensed Products which are jointly Developed by the Parties or as to which Licensor elects to exercise its Opt-in rights pursuant to Section 4.4.4(ii)F, in the Field and in the world, as and to the extent permitted under this Agreement; and

(ii) an exclusive, sublicensable license under Licensee’s interest in any Joint Patent Rights and any Joint Know-How to sell, offer for sale, import, have imported and export in the Field and in the Licensor Territory, the Initial Product and those other Licensed Products which are jointly Developed by the Parties or as to which Licensor elects to exercise its Opt-in rights pursuant to Section 4.4.4(ii)F.

2.5.2 Licensee hereby represents and warrants that, as of the Execution Date, Licensee does not own or Control any Patent Rights that claim the composition of matter of, or the method of making or any use of, the Initial Product in the Licensor Territory (“Licensee Independent Patent Rights”). Notwithstanding the foregoing, to the extent any such Licensee Independent Patent Rights are after the Execution Date found to exist, Licensee hereby covenants that, during the term of this Agreement, neither it, nor its Affiliates, shall assert against Licensor, its Affiliates or any sublicensees, a claim of infringement of such Licensee Independent Patent Rights based upon the research, development, use, manufacture, sale, offer for sale, import and export of the Initial Product in the Field and in the Licensor Territory or the research, development, use and manufacture of the Initial Product in the Field and in the Territory. Provided however that Licensor acknowledges and agrees that Licensee does not covenant that, during the term of this Agreement, neither it, nor its Affiliates, would not assert against Licensor, its Affiliates or any sub-licensees, a claim of infringement of Related Patent Rights Controlled by Licensee unless otherwise agreed among the Parties pursuant to Section 2.9 of this Agreement in a separate written agreement

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2.6 Right of First Negotiation for Other Products.

2.6.1 When acquiring or gaining Control of any Other Product with respect to Licensor Territory, to the extent it is on commercially reasonable terms and does not have an adverse effect on the interests of Licensor to do so, Licensor shall endeavor to acquire or obtain Control of such Other Product with respect to the Territory. With respect to those Other Products owned or Controlled by Licensor as of the Effective Date, Licensor shall provide or cause to be provided to the JSC a list of such Other Products and their status of development.

2.6.2 For a period of six (6) years from the Execution Date (the “Option Period”) Licensee shall have a right of first negotiation with respect to the development and commercialization of Other Products for the Territory as set forth in this Section 2.6. During the Option Period, promptly following the acquisition or obtaining Control of any Other Product by Licensor for the Territory, Licensor shall notify Licensee of such Other Product and simultaneously provide to Licensee all necessary information relating to such Other Product to enable Licensee to decide as to whether it wishes to exercise its right to negotiate with Licensor to obtain the exclusive rights to develop and/or commercialize the Other Product in the Territory, as the case may be, depending upon the development stage of such Other Product and Licensor shall not market or commercialize such Other Product in the Territory (either itself or through its Affiliates, Sublicensees or other third party) unless and until Licensee has either notified Licensor of its decision to negotiate rights on such Other Product for the Territory or the time for such notification has lapsed. Licensee shall notify Licensor of its decision to so negotiate within thirty (30) days as from receipt of the above information. Failure by Licensee to make such notification will be deemed as a refusal of its first right of negotiation for the development and/or commercialization of the Other Product in the Territory.

2.6.3 In the event Licensee notifies Licensor of its decision to develop and commercialize the Other Product in the Territory, the Parties shall have one hundred-twenty (120) days or more if mutually agreed in writing (the “Negotiation Period”) to negotiate exclusively the terms and conditions applicable to such collaboration, including, as appropriate, any co-development of such Other Product, and the payment of any license fees or other payments owed any third party by Licensor with respect to the development or commercialization of the Other Product in the Territory.

2.6.4 In case of failure by Licensee to notify Licensor of Licensee’s decision to exercise its right of first negotiation within the thirty-day (30) period or failure of the Parties to reach an agreement within the Negotiation Period, Licensor shall be free to itself develop and commercialize such Other Product in the Territory and/or enter into any agreement with any third parties to develop and/or commercialize the Other Product in the Territory, provided, however, that for a period of twelve (12) months after the end of the Negotiation Period, Licensor shall not enter into any agreement with such a third party for rights to such Other Product in the Territory on terms less favorable to Licensor, when viewed in their totality, than those last offered by or to Licensee.

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2.6.5 Notwithstanding Licensee’s right of first negotiation as set forth above, Licensor may propose to Licensee that the Parties conduct a Joint Subsequent Development Plan for such Other Product or that a Subsequent Development Plan for such Other Product be conducted solely by the Licensor with the right for the Licensee to Opt-in, pursuant to the provisions of Sections 4.4.3 and 4.4.4 either prior to, or subsequent to any exercise by Licensee of its rights to negotiate for the exclusive license to such Other Product as provided for above. It is expressly understood and agreed however that nothing in this Agreement shall be interpreted as a license by Licensor to Licensee of any rights to such Other Product and that any such license will be only as may be agreed upon in writing by the Parties following the Effective Date.

2.7 Limitations on Commercializing Licensed Products for Diabetes. Notwithstanding Section 2.1, Licensee agrees and acknowledges the limitations placed upon Licensor pursuant to Section F.1(e) of the GNE Ex-US License. Accordingly, Licensee covenants that, with respect to Diabetes in the Territory, it will not (i) market, sell, offer for sale or have sold IFG-1 for which the manufacture, use or sale would infringe, if not for the licenses granted under this Agreement, the Patent Rights licensed to Licensor under the GNE Ex-US License; and (ii) market, sell, offer for sale or have sold IGF-1 that was manufactured or for which approval was received using the Licensed Know-How licensed to Licensor pursuant to the GNE Ex-US License, unless and until the Diabetes Covenant Expiration. As used herein, the “Diabetes Covenant Expiration” means the date upon which Licensor enters into a written agreement with F. Hoffman-La Roche AG granting Licensor the right to market, sell, offer for sale or have sold Licensed Products for Diabetes in the Territory. Upon the Diabetes Covenant Expiration, the license granted to Licensee in Section 2.1 shall automatically be deemed to include Diabetes in the Field definition to the extent, and only to the extent, Licensor obtains such rights and the right to sublicense the same to Licensee from F. Hoffmann-La Roche AG and as provided in Section F.1(e) of the GNE Ex-US License.

2.8 Limitations on Certain Combination Products.

Notwithstanding Section 2.1, Licensee agrees and acknowledges the limitations placed upon Licensor pursuant to Section F.4 of the GNE Ex-US License as of the Execution Date with respect to any Combination Product containing either IGF-I, or IGF-I combined with BP3, complexed or combined in any manner with any form of GH (a “GNE Combination Product”), in keeping with which limitations Licensee shall receive no right or license hereunder to engage in the human clinical development, marketing, or sale of any GNE Combination Product. In addition, Licensee agrees and covenants that it and its Affiliates will not, without Licensor’s prior written consent:

(a) engage in human clinical development, market or sell any GNE Combination Product; or

(b) sublicense the rights to engage in the activities set forth in Subsection 2.8 (a) to any Affiliate or third party. Nothing in this Section 2.8 shall be interpreted as prohibiting GNE from marketing and/or selling its growth hormone products and IGF-I (as permitted under the GNE Ex-US License) separately, even if such activities result in both products being prescribed on one or more occasion to the same patient(s), provided GNE does not actively market the products to be used in combination with each other without Licensee’s prior written consent.

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2.9 Other Cross Licenses. In the event either Party desires to incorporate technology in the discovery, research, composition of matter of, or the making or using of Licensed Products pursuant to a Development Plan (“Technology”), and if such Technology is Covered by Patent Rights which are necessary for the performance of the works contemplated by such Development Plan, in that such Patent Rights would be infringed by the commercial exploitation of the Licensed Product resulting from the performance of such Development Plan and which either are (i) Licensor Related Patent Rights; or (ii) Licensee Related Patent Rights, or (iii) owned by a third party (collectively, “Related Patent Rights”) such Party shall inform the JSC of such Related Patent Rights for the JSC’s consideration as part of its consideration of the Development Plan at issue. If the JSC approves incorporation of such Related Patent Rights, it shall determine (i) the allocation between the Parties of any costs owed or to be owed to such third party owning or Controlling such Patent Rights; or (ii) the consideration to be paid by one Party to the other Party for obtaining a cross license under such Related Patent Rights. If the JSC does not approve such incorporation or the Parties cannot agree upon such allocation of costs or consideration to be paid to the other Party, then the Party that made the proposal (Licensor or Licensee) may incorporate such Technology in the discovery, research or Development of the Licensed Product within the framework of a sole Development Plan, as and to the extent permitted under this Agreement, and use, have used import, have imported offer for sale, sell and have sold the result of such sole Development Plan in the Licensor Territory or Licensee Territory, as the case may be. The foregoing shall remain subject to the Opt-in right of the other Party as set out in Section 4.4.4 of this Agreement, itself subject to prior written agreement among the Parties on the consideration to be paid by the Opt-in Party to the Developing Party for a license under such Related Patent Rights, without which prior written agreement such Opt-in right shall not include a license under such Related Patent Rights.

3.	GOVERNANCE

3.1 Joint Steering Committee

3.1.1 Constitution and Powers.

The Parties shall establish a Joint Steering Committee (“JSC”) which will consist of an equal number of representatives of each Party, initially designated at four (4) representatives appointed by each Party among its employees or consultants. Each Party shall, within thirty (30) days after the Effective Date, select its initial representatives and inform the other Party of such representatives and set a date shortly thereafter (no later than thirty (30) days) for the first meeting of such JSC, provided that such representatives shall be senior persons responsible for the applicable functional area (i.e., research, clinical development and regulatory, manufacturing, or commercialization) within each Party. The initial representatives from the Parties are set forth in Schedule 12. Each Party may replace its representatives at any time on prior written notice to the other Party. Each Party will have the right from time to time to invite to JSC meetings employees or consultants other than its representatives to address specific issues discussed at such JSC meetings. The chairperson of the JSC shall be appointed by Licensor.

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The JSC shall act as a consultative and decision making body for the purpose of designing and monitoring the implementation of Development Plans and generally shall act as the forum for information sharing among the Parties with respect to the Development of the Licensed Product, Commercialization Plans, Product Improvements, Combination Products and potentially Other Products (as and to the extent agreed by the Parties), their manufacture, supply and marketing. In particular, the JSC shall :

(i) exchange information (including Development, manufacture, supply and marketing information) related to the Licensed Product, Product Improvements, Combination Products and potentially Other Products and facilitate cooperation and coordination between the Parties as they exercise their respective rights and meet their respective obligations under this Agreement,

(ii) design an Initial Development Plan within one hundred and eighty (180) days following the Effective Date and which shall be undertaken by the Parties jointly as set forth in Section 4.3.1,

(ii) review proposals from either Party on any Subsequent Development Plans,

(iv) review and decide on any changes to the Development Plans,

(v) with respect to the Initial Development Plan and Joint Subsequent Development Plans :

•	Allocate the duties among the Parties,

•	Implement all activities and monitor and coordinate all activities, including scheduling and prioritization thereof,

•	Develop a publication strategy and a calendar of key scientific and clinical meetings or other events,

•	Determine the priorities with respect to seeking Marketing Authorization.

(vi) with respect to Subsequent Development Plans that is the object of sole Development by a Developing Party:

•	Review the activities of the Developing Party under such Subsequent Development Plan,

•	Review all Opt-In Information.

(vii) appoint working sub-groups whose duties and power shall be determined by the JSC and who shall meet as necessary to provide relevant information for the JSC to carry out its duties under this Agreement ; and

(viii) Liaise with and manage the JFC.

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(ix) promptly following the Effective Date, itself or through an appointed sub-group, become the forum for the discussion and analysis of the handling of regulatory matters in the Territory and the specific determination of the role of Licensee in acting as Licensor’s regulatory agent under Section 5.1.

3.1.2 Meetings of the Joint Steering Committee and Minutes.

The JSC shall meet at least twice (2) per Calendar Year for so long as the Initial Development Plan is being carried out by the Parties and Subsequent Development Plans are being jointly Developed by the Parties. Meetings of the JSC may be attended in person or by telephone or video conference. If in person, the location of the meeting shall alternate at a place decided by Licensor and Licensee, sequentially. The chairperson of the JSC shall be responsible for providing an agenda for each meeting at least ten (10) business days in advance of such meeting.

In the event one Party solely carries out Development under a Subsequent Development Plan, the JSC shall meet once a Calendar Year, unless otherwise mutually agreed (on a date and location to be mutually agreed in good faith between the Parties) only to review (i) the Subsequent Development Plan and material modifications thereto, (ii) implementation thereof and progress and (iii) Opt-in Information during the Opt-in Notice Period as set forth in Section 4.4.4 of this Agreement.

Responsibility for the preparation of minutes setting forth discussions held at each JSC meeting shall alternate between the Parties as directed by the chairperson, provided, however, that such minutes will not become official until agreed upon by the JSC representatives of both Parties. The minutes of such JSC meetings shall be reasonably detailed and distributed in draft minutes to all members of the JSC for comment and review within ten (10) business days after the relevant meeting. The JSC members shall have seven (7) business days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all members of the JSC within twenty-four (24) business days of the relevant meeting.

3.1.3 Decision-making Authority.

Decisions of the JSC shall be taken unanimously. In the event of a disagreement or a deadlock, the matter shall be referred to senior executives of the Parties pursuant to Section 15.1. If the disagreement or deadlock persists and is not resolved in the period provided for in Section 15.1, Licensor shall have the right to cast a tie-breaking vote which shall be reasonably exercised. It is understood and agreed that the exercise by Licensor of a tie-breaking vote so as to resolve a disagreement or deadlock at the JSC shall in no way result in the elimination or reduction of Licensor’s obligation to use Diligent Efforts to participate and co-fund the Initial Development Plan and any Joint Subsequent Development Plans under the terms of this Agreement.

However, in the event that a dispute referred to the Parties pursuant to Section 15.1 is in relation to matters contemplated in Section 3.2.3 of this Agreement as to which the JFC is to agree, including those matters set forth in Section 2.1.4, or with respect to matters related to the manufacture, supply and marketing of Licensed Product in the Territory is referred

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to the JSC, Licensor shall have no tie-breaking vote in which event the provisions of Article 15 shall apply. For clarity, it is understood that as between the Parties, Licensor shall at all times have the right to control all decisions relating to the marketing and selling of the Licensed Product in the Licensor Territory.

3.2 Joint Finance Committee.

3.2.1 Membership. Upon the establishment of the JSC, the Parties shall establish a Joint Finance Committee (“JFC”) to be composed of one (1) employee representative appointed by each Party. Such representative shall be an employee with expertise and responsibilities in the areas of accounting, cost allocation, budgeting and financial reporting. The JFC representative of each Party may call on any additional employee of that Party to attend the JFC meeting on an ad hoc basis.

3.2.2 Meetings. The JFC will meet as appropriate but at least quarterly to review the following, as applicable: (i) each Party’s Development Costs; (ii) Net Sales, milestone payments, royalty payments; (iii) the results of any completed audits conducted in accordance with Section 7.2.4. In addition to the foregoing, in the event one Party solely conducts any Subsequent Development Plan, the JFC shall meet (on a date and location to be mutually agreed in good faith between the Parties) to review the Pre Opt-in Development Costs during the Opt-in Notice Period after receipt of the Opt-in Information.

3.2.3 Decisions of JFC. The JFC shall operate by consensus and decisions of the JFC shall be taken unanimously. If the JFC is unable to resolve a dispute regarding any issue presented to it, such dispute shall be referred to the JSC for resolution. The JFC shall operate under the direction of the JSC to provide services to and consult with the JSC in order to address the financial, budgetary and accounting issues under the Agreement. The JFC members may participate in any meetings of the JSC upon request of the JSC.

3.3 Coordination of JSCs and JFCs. The Parties acknowledge and agree that there is to be a separate Joint Steering Committee and Joint Finance Committee created pursuant to the Somatuline Agreement, with equal and potentially overlapping membership as that present on the JSC and JFC created pursuant to Section 3.1 and 3.2 above. Where possible, the Parties shall endeavor to coordinate and potentially combine meetings of the respective Joint Steering Committees and Joint Finance Committee meetings so as to ensure efficient governance and oversight of both collaborations between the Parties, including for example, holding such meetings on the same dates and/or same locations.

4.	DEVELOPMENT PLAN AND CONDUCT OF DEVELOPMENT ACTIVITIES

4.1 Licensor On-going Development.

Licensor shall be solely responsible for the completion of the Licensor On-going Development at its own cost and expense with a view to obtain Marketing Authorization in the Target Label in the countries of the European Union in the Territory.

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Licensor shall promptly provide (or make available) to Licensee all relevant information relating to such Licensor On-going Development including without limitation the clinical data reports, regulatory files and submissions and correspondence with Regulatory Authorities resulting therefrom.

4.2 Development Plan – General.

Any Development Plan shall provide for the Development activities to be carried out by the Parties, either jointly or separately as the case may be. A Development Plan should avoid unnecessary duplication by the Parties in any activity and have a goal of an appropriate allocation of responsibilities in light of the Development activities involved. Each Party shall provide information to the JSC (including Confidential Information) necessary for the JSC coordinating and deciding on such Development Plan activities with the other Party.

Consistent with the above principles, the Development Plan should include:

•

specific tasks, location of work, milestones, budgets (determined with reference to Development Costs), estimated timelines, immediate objectives, and long term objectives and a determination of the various research and development activities that shall be performed by each Party:

•	provisions for manufacturing and supply of Licensed Product for clinical uses;

•

Development activities including preclinical safety and other studies to support Phase I Clinical Trials, Phase II Clinical Trials and/or Phase III Clinical Trials and/or filing for and obtaining and maintaining Marketing Authorization; and

•	identification of resource requirements of the Development Plan and allocation of those resources between the Parties.

4.3 Initial Development Plan and Subsequent Development Plans of Licensed Products and Other Products.

4.3.1 Initial Development Plan.

Each Party shall require its representatives at the JSC to use their Diligent Efforts to negotiate in good faith and prepare an Initial Development Plan within one hundred and eighty (180) days following the Effective Date along the guidelines set out in Schedule 6 to this Agreement. If the JSC approves an Initial Development Plan, it shall be attached hereto as Schedule 6-bis and may be amended or updated only upon approval by the JSC. The Initial Development Plan shall be updated annually by the JSC at a time decided by the JSC and suitable for both Parties’ planning and budgeting processes. The Initial Development Plan and any modifications thereto (including a change of scope of the responsibilities of the Parties or changes to the budgets) shall be approved by the JSC

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in the written minutes of the applicable JSC meeting. In the event the Parties agree on such Initial Development Plan, the Parties shall jointly perform and fund such Initial Development Plan as set forth in Section 4.4.3 and the Parties shall each have access to, and the rights to use in their respective territory, data arising out of such Initial Development Plan and shall jointly own the same (as Joint Know-How) as set forth in Section 8.3 of this Agreement.

4.3.2 Subsequent Development Plans for Product Improvements and Combination Products.

All Development activities for the Initial Product, Product Improvements or Combination Products (other than those set forth in the Initial Development Plan), shall be conducted pursuant to a Subsequent Development Plan in conformance with this Section 4.3.2, unless otherwise agreed by the Parties in writing. Each Party may propose to the other Party to perform a Subsequent Development Plan for a Product Improvement or a Combination Product : the JSC shall reasonably consider such proposals and the other Party may make comments or counter proposals with respect to all parameters of such proposal, including budget and the Parties shall thereafter negotiate in good faith with a view to agreeing on a Subsequent Development Plan.

In the event the Parties agree on such Subsequent Development Plan, the Parties shall jointly perform and fund such Subsequent Development Plan as set forth in Section 4.4.3 and the Parties shall each have access to, and the rights to use in their respective territory, data arising out of such Subsequent Development Plan and shall jointly own the same (as Joint Know-How) as set forth in Section 8.3 of this Agreement.

In the event a Party does not agree with and does not want at such time to participate in, a Subsequent Development Plan proposed by the other Party, the proposing Party may, at its own risk, decide unilaterally to perform such Subsequent Development Plan and may subcontract whole or part of such Subsequent Development Plan to the extent such subcontract is not detrimental to the Opt-In rights of the non-Developing Party set forth in Section 4.4.4(ii)(F) of this Agreement; provided, however that at any time during the Opt-In Period, the non-Developing Party may opt to perform and/or co-fund such Subsequent Development Plan, in which event the Opt-in Party may develop, market, promote, sell, have sold the Product Improvement or Combination Product arising from such Subsequent Development Plan in the Territory (where the Opt-in Party is the Licensee) or in the Licensor Territory (where the Opt-in Party is the Licensor).

Notwithstanding the foregoing paragraph, Licensor may only conduct Development activities in a Subsequent Development Plan and designed to take place in the Territory with the prior written agreement of Licensee, which shall not be unreasonably withheld or delayed; provided, however, that nothing herein shall be deemed to prevent Licensor from applying for a Marketing Authorization in the Territory as Licensor may deem appropriate. Once granted, the agreement of Licensee can not be withdrawn unless otherwise agreed with Licensor.

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For the avoidance of doubt, Licensee shall have no right to carry out any Development activity with regards to the Initial Product, Product Improvements, or Combination Products, except in the context of a Subsequent Development Plan, in compliance with this Section 4.3.2. In addition, Licensee may only conduct Development activities in a Subsequent Development Plan which are designed to take place in the Licensor Territory with the prior written agreement of Licensor, which shall not be unreasonably withheld or delayed, and which agreement, once granted, cannot be withdrawn unless otherwise agreed with Licensee, but which in all cases is subject to any rights GNE may have pursuant to Article IV of the GNE US License in the Licensor Territory.

4.3.3 Subsequent Development Plans For Other Products.

Notwithstanding each Party’s right of first negotiation for Other Products as set forth in Section 2.6, either Party may propose to the other Party, through the JSC, to participate in and perform a Subsequent Development Plan for an Other Product in which event the JSC shall reasonably consider such proposals and the other Party may make counter proposals with respect to all parameters of such proposal, including budget and the Parties shall thereafter negotiate in good faith with a view to agreeing on a Subsequent Development Plan for such Other Product.

In the event the Parties agree on such Subsequent Development Plan for an Other Product, the Parties shall jointly perform and fund such Subsequent Development Plan for an Other Product as set forth in Section 4.4.3. The Parties shall each have access to, and the rights to use in their respective territory, data arising out of such Subsequent Development Plan and shall jointly own the same (as Joint Know-How) as set forth in Section 8.3 of this Agreement.

In the event a Party does not agree with a Subsequent Development Plan for an Other Product proposed by the other Party, such other Party may, at its own risk, decide to perform such Subsequent Development Plan for an Other Product wherever in the world. To the extent a Party does not agree to participate in such Subsequent Development Plan, it shall not forfeit its rights of first negotiation under Section 2.6 but such Party shall not have any Opt-In right under Section 4.4.4(ii)F with respect to such Other Product unless and until mutually agreed upon by the Parties. The Developing Party may subcontract whole or part of such Subsequent Development Plan provided however that if such Developing Party is Licensor, such subcontract shall not be detrimental to the right of first negotiation of Licensee as set forth in Section 2.6 of this Agreement.

4.4 Conduct of Development Activities.

4.4.1 General Rules Applicable to Joint and Sole Development

The Parties shall use Diligent Efforts to conduct their tasks and obligations under any Development Plan:

•	in accordance with good laboratory, good clinical and current Good Manufacturing Practices, to the extent these are applicable;

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•	in accordance with all relevant legal requirements and shall be responsible for obtaining all necessary approvals therefor from any Regulatory Authorities or applicable competent authority; and,

•

keeping or causing to be kept written laboratory notebooks and other records and reports of the results and progress of the works to be performed in sufficient detail for the Parties to accomplish their obligations under this Agreement.

The Parties acknowledge that time shall be of the essence in this Agreement and thus that the time deadlines defined in the Initial Development Plan and any Joint Subsequent Development Plan should be complied with and, as a matter of principle, not be postponed. However, the Parties agree that the time deadlines defined in the Initial Development Plan and any Joint Subsequent Development Plan may be reasonably modified by the JSC.

The obligations of any Developing Party pursuing sole Development under a Subsequent Development Plan shall be as set forth in Section 4.4.4.

Licensor reserves the right to reasonably exercise a tie breaking vote at the JSC at any time to change or modify the Initial Development Plan or any Joint Subsequent Development Plan, or to abandon whole or part thereof, if (i) it is required by Regulatory Authorities, (ii) there are duly justified scientific constraints, (iii) there are significant increases in the anticipated costs of Development, (iv) there are significant adverse events or conditions relating to the safety or efficacy of the Licensed Product, (v) there are significant, duly justified changes in the anticipated costs of manufacturing or (vi) the benefits of continued Development do not outweigh the risks. In the event Licensor requests a modification or successive modifications of the Initial Development Plan or of a Joint Subsequent Development Plan which shall , individually or cumulatively, result in an increase of the aggregate Development Costs to be incurred by more than fifty (50) percent, such modification shall not be effective unless and until approved by the senior executives of the Parties as provided for in Section 15.1. In case of failure of the senior executives of the Parties to find a common agreement on such modification, Licensee shall have the right to terminate its performance and funding of the Initial Development Plan or the Joint Subsequent Development Plan, as the case may be, provided however that Licensee shall nonetheless retain it’s Opt-In rights set forth in Section 4.4.4 (ii) F of this Agreement.

4.4.2 Determination of Development Costs

All Development Costs associated with the Development activities carried out by the Parties jointly under the Initial Development Plan or any Joint Subsequent Development Plans or solely by the Developing Party shall be accounted for as follows:

•

Internal costs of Licensee: EUR [*] per FTE; and Internal costs of Licensor : $[*] per FTE. This reference unit cost shall be reviewed annually by the Parties on the basis of the inflation rate in the European Union and the U.S., respectively.

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•	External costs: at cost, as properly documented and consistent with the cost recorded for services rendered by third parties in the Developing Party’s books in any corresponding period.

4.4.3 Funding of Joint Development.

The Initial Development Plan shall be jointly performed and funded by the Parties. To the extent any Subsequent Development Plan is agreed upon by both Parties pursuant to Section 4.3.2 or 4.3.3, the Parties shall be obligated to jointly perform or fund such Subsequent Development Plan at the percentage set forth below (“Joint Subsequent Development Plan”).

All activities undertaken by the Parties pursuant to the Initial Development Plan and any Joint Subsequent Development Plan shall be funded by the Parties in the following proportion: Licensor shall be responsible for sixty percent (60%) of all Development Costs, and Licensee shall be responsible for forty percent (40%) of all Development Costs. As used in this Agreement, “Licensor Allocation” shall mean such sixty percent (60%) of the Development Costs as provided in the foregoing sentence, as the case may be and “Licensee Allocation” shall mean such forty percent (40%) of the Development Costs as provided in the foregoing sentence, as the case may be. Within thirty (30) days of the end of each Calendar Quarter, each Party will notify the JFC in writing of the Development Costs incurred by such Party during such Calendar Quarter, and the JFC shall aggregate such Development Costs and allocate them to the Parties in accordance with the percentages set forth in the foregoing sentence. Where needed in order to reflect such allocated Development Costs, corresponding “true up” payments will be made by the Party underpaying its share of Development Costs to the Party having overpaid its share, quarterly within sixty (60) days following the end of each Calendar Quarter.

4.4.4 Sole Development by one Party and Opt-in Rights.

(i) Decision for Sole Development. In the event that the Parties have not agreed to jointly perform or fund any Subsequent Development Plan pursuant to Section 4.3.2, either Party may pursue and fund at its own risk the Subsequent Development Plans (the “Developing Party”) as and to the extent permitted by this Agreement, in which case the provisions of this Section 4.4.4 shall apply.

(ii) Development Efforts.

A. General. Subject to the restrictions set forth in subsection B below regarding conducting Development activities in the non-Developing Party’s territory, the Developing Party shall make Diligent Efforts (without the duty to make additional expenditures beyond that required to obtain regulatory approval in its own Territory) to perform pre-clinical and clinical activities in a manner that would be suitable for filings for Marketing Authorization in the Licensor Territory (if Licensee is the Developing Party) or in the Territory (if Licensor is the Developing Party), as applicable, should the non-Developing Party subsequently exercise its Opt-in rights pursuant to subsection F below. The Developing Party shall provide the JSC with quarterly reports outlining the results of each completed material pre-clinical and clinical study during the preceding Calendar Quarter. Notwithstanding the foregoing, the Developing Party shall not be required to continue any Subsequent Development Plan or to complete any tasks enumerated therein, prior to the time the other Party exercises its rights to Opt-in.

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B. Territorial Restrictions. If Licensee is the Developing Party, it shall only carry out the Development activities in the Territory or, outside the Territory but only with the prior written consent of Licensor. If Licensor is the Developing Party, it shall only carry out Development activities outside the Territory or, in the Territory, but only with the prior written consent of Licensee.

C. Supply Obligations. If Licensee is the Developing Party, Licensor shall supply Licensee with IGF-1 or Licensed Product as clinical supplies in accordance with Article 6 and in quantities to be reasonably determined by the JSC.

D. Subsequent Development Plan.

Each Party shall have the opportunity to provide input and suggestions with regard to such Subsequent Development Plan. Notwithstanding the foregoing, Licensor shall have the sole right to prohibit any activity related to any Development under a Subsequent Development Plan pursued by the Licensee as Developing Party if Licensor exercises a tie breaking vote as set forth in Section 4.4.1. If Licensor prohibits such activity, the JSC and the Developing Party shall comply with such decision and such activity shall be excluded from the Subsequent Development Plan. The Subsequent Development Plan shall be updated by the Developing Party in accordance with the next sentence and be presented to the JSC at its next meeting. Material modifications to the Subsequent Development Plan shall be submitted to the JSC for review.

E. Development Costs under Subsequent Development Plan.

The Developing Party shall be responsible for all Development Costs related to such Subsequent Development Plan, subject to Opt-in by the other Party and sharing of costs pursuant to Section 4.4.4 (ii) (F) below. The Developing Party shall record separately in its books in an auditable manner, all its Pre Opt-in Development Costs.

F. Opt-in.

(a) General. With respect to each Subsequent Development Plan pertaining to the Development of a Licensed Product for a particular Indication, the non-Developing Party (the “Opt-in Party”) shall have the option to decide to participate (“Opt-In”) in the performance and the funding of such Subsequent Development Plan at such times during the performance of the Subsequent Development Plan as are set forth below (each, an “Opt-In Period”):

•

At any time during pre-clinical development and up to the date of allowance of the first IND in the Licensor Territory or the Territory under the relevant Subsequent Development Plan (“Opt-In Period 1”);

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•	Within thirty (30) days of receipt of data following completion of each Phase I Clinical Trial under the relevant Subsequent Development Plan (“Opt-in Period 2”);

•	Within sixty (60) days of receipt of data following completion of each Phase II Clinical Trial under the relevant Subsequent Development Plan (“Opt-in Period 3”);

•

Within thirty (30) days of receipt of data following completion of each Phase III Clinical Trial with the Licensed Product under the relevant Subsequent Development Plan and until the filing of a New Drug Application (or equivalent in any country of the Territory) under such relevant Subsequent Development Plan, (“Opt-in Period 4”);

•

At any time after the filing of the first New Drug Application (or equivalent in any country of the Territory) under the relevant Subsequent Development Plan and before the end of the thirty (30)-day period following the date of obtaining the first Marketing Authorization under such relevant Subsequent Development Plan (“Opt-in Period 5”),

•

Within the thirty (30) day period after expiry of Opt-in Period 5 (i.e., following expiration of the initial thirty-day period following the date of obtaining Marketing Authorization) (“Opt-in Period 6”). In the event the Licensor is the Developing Party and the Licensee has failed to Opt-in by the end of the Opt-in Period 6, through the failure to deliver either the Opt-in Notification or Opt-in Payment as set forth below to the Developing Party, Licensor shall be entitled to serve a termination notice pursuant to Section 4.4.4(ii)F(e).

Notwithstanding the foregoing general framework, the Parties agree that at the time the non-Developing Party elects not to pursue a Subsequent Development Plan, they shall also agree upon in good faith, through the JSC, for that Subsequent Development Plan, and depending upon the nature and subject matter thereof, which trials proposed to be conducted thereunder shall comprise a “Phase I Clinical Trial” or “Phase II Clinical Trial” or “Phase III Clinical Trial” to best provide a fair and reasonable opportunity for the non-Developing Party to Opt-in at appropriate value creation events, and the Developing Party to receive the appropriate Opt-in Payment associated with those value creation events, as specified in Section 4.4.4(ii) F(c) below. Upon generation of the statistical analyses for the primary endpoint(s) for any such trial, the Developing Party shall provide a report of such statistical analyses and all other analyses available at the same time, as defined in the statistical analysis plan for such trial. In addition, the Developing Party shall also provide to the other Party a final clinical study report signed by the relevant responsible person in the respective Party (the “Final Report”).

In such event of Opt-in, the Opt-in Party shall notify its exercise of its right to Opt-in in writing to the Developing Party (the “Opt-In Notification”). The Opt-in Notification shall contain confirmation that the Opt-in Party has paid the relevant Opt-in Payment (as defined in Section 4.4.4 (ii) F (c) below) to the Developing Party. In case of failure to Opt-in pursuant to this paragraph, the provisions of Section 4.4.4 (ii) F (e) shall apply.

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As used above with respect to a clinical trial, “receipt of data following completion” shall mean the receipt by the Opt-in Party of the Final Report, provided however that the Opt-in Party may, at its discretion elect to Opt-in on the basis of the final statistical analysis, tables figures and listing delivered by the Developing Party as discussed above.

(b) Pre Opt-in Development Costs and Post Opt-in Development Costs. As used herein, “Pre Opt-in Development Costs” means Development Costs incurred by the Developing Party with respect to the Subsequent Development Plan up until the applicable Opt-in Notice Date, including costs of acquiring ownership or Control of Patent Rights or Know-How in relation to the Product Improvements, the Combination Products or the Other Products, as the case may be, as are the subject of such Subsequent Development Plan and related to the Opt-in Information supplied by the Developing Party to the Opt-in Party. “Post Opt-in Development Costs” means Development Costs incurred thereafter for the continuation of the Subsequent Development Plan.

(c) Opt-in Payment. The Opt-in Payment will vary with the specific Opt-in Period during which the Opt-in Notification is received by the Developing Party and shall be paid by the Opt-in Party to the Developing Party concomitantly with the Opt-in Notification. The Opt-in Payment will be equal to the relevant percentage as set forth below of (i) the Licensor Allocation of the Pre Opt-in Development Costs if Licensor is the Opt-in Party and (ii) the Licensee Allocation of the Pre Opt-in Development Costs if Licensee is the Opt-in Party:

•	The relevant percentage shall be [*]% if the Opt-in Party exercises its Opt-in during Opt-in Period 1 or Opt-in Period 2;

•	The relevant percentage shall be [*]% if the Opt-in Party exercises its Opt-in-during Opt-in Period 3,

•	The Opt-in Payment shall be [*]% if the Opt-in Party exercises its Opt-in during Opt-in Period 4

•	The Opt-in Payment shall be [*]% if the Opt-in Party exercises its Opt-in during Opt-in Period 5

•	The Opt-in Payment shall be [*]% if the Opt-in Party exercises its Opt-in during Opt-in Period 6.

(d) Exercise of Opt-in.

A. Provision of Opt-in Information.

(a) Timing. The Developing Party shall provide, on a continuing basis, Opt-in Information (as defined below) to the other Party as provided herein. Such Party shall provide such Opt-in Information on any on-going preclinical activities promptly following accrual thereof and such Opt-in Information upon completion (as defined below) of the

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first Phase I Clinical Trial, Phase II Clinical Trial and Phase III Clinical Trial with respect to any Subsequent Development Plan but in no event more than thirty (30) days after completion of the data analysis for such clinical trial. For the purposes of this Section, the term “end” or “completion” shall mean that results from the clinical trial at issue have been fully collected, analyzed and formatted consistently with the guidance provided by the appropriate Regulatory Authority. The date of receipt by the other Party of all information accrued from the Subsequent Development Plan which is reasonably available to the Developing Party and which would be reasonably material and necessary for the other Party to make a decision regarding exercising such Opt-in during the Opt-in Period at issue for such indication shall be the “Opt-in Notice Date”.

(b) Content. “Opt-in Information” shall include but is not limited to: a copy of the final clinical study report and data, results (including but not limited to results from the clinical trial at issue), reports and protocols and interpretations of clinical trials, a detailed accounting of all Pre Opt-in Development Costs; all analyses and information relating to predicted manufacturing costs and any other pertinent manufacturing information (if available to the relevant Party); anticipated regulatory costs and fees; Regulatory Authority documentation and correspondence; and information relating to expected third party royalty obligations. The Party receiving such Opt-in Information shall only use such Opt-in Information to decide whether to exercise an Opt-in. If such Party does not exercise an Opt-in, such Party shall not use such Opt-in Information for any other purpose, shall return the same to the Developing Party and shall maintain its confidentiality, provided that such information qualifies as Know-how of the Developing Party.

B. Opt-in Procedure and Providing Additional Information.

(a) Opt-in Procedure. Following the Opt-in Notice Date, the non-Developing Party shall have the right, up until the end of the relevant Opt-in Period (the “Opt-in Notice Period”), to cause the JSC to meet to address any issues arising out of the Opt-in Information, including calculation of or accounting for any Pre Opt-in Development Costs. Then, during such Opt-in Notice Period, the non-Developing Party shall have the right to elect to participate together with the other Party in the Subsequent Development Plan by providing the Developing Party with written notice of its decision to so participate and by paying the Opt-in Payment to the Developing Party (such notice and such reimbursement payment are herein collectively referred to as an “Opt-in” by such Party) by a date which is prior to the end of the Opt-in Period at issue. If the Party electing to Opt-in fails to pay the Opt-in Payment to the Developing Party, and continues to fail to make such payment within ten (10) business days of written notice from the other Party (except that withholding disputed amounts shall not be deemed a failure to make such reimbursement payment), then such Party shall be deemed to have declined such Opt-in for such Subsequent Development Plan during the Opt-in Period at issue, but shall continue to have the right to Opt-in unless and until expiration of Opt-in Period 6.

(b) Obligation to Provide Additional Information. During the Opt-in Notice Period, (1) the Developing Party shall have an affirmative obligation to provide the other Party with any additional available information which would be reasonably

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material for such other Party to make an Opt-in decision and, (2) each Party may request additional information which would be reasonably material for it to make an Opt-in decision and the Developing Party shall supply such information to the extent it is reasonably available and necessary for the Opt-in decision.

(c) Extension. In the event a Developing Party supplies additional information pursuant to the preceding sentence and there are fewer than thirty (30) days remaining in the relevant Opt-in Period, such Opt-in Period shall be extended to such date that is thirty (30) days after the provision of such additional information. A Party may, at its sole discretion, notify the Developing Party in writing before the expiration of its rights set forth herein, that it waives such rights and such Opt-in rights shall thereby terminate. The Opt-in Period may be extended by this Section only once with respect to each Subsequent Development Plan.

C. Pre Opt-in Development Costs and Post Opt-in Development Costs.

(a) Timing of Reimbursement of Pre Opt-in Development Costs. At the same time a Party provides the Opt-in Notification, such Party shall pay to the other Party the Pre-Opt in Development Costs.

(b) Disputes. A Party may audit Pre Opt-in Development Costs submitted by the other Party pursuant to this Agreement or may appoint internationally-recognized professional accountants to do so. In the event that a Party reasonably disputes specific items contained in the other Party’s calculation of Development Costs due to the other Party’s incorrect calculation of Pre Opt-in Development Costs, such Party shall pay the amounts not in dispute or in question and such disputed or questioned amounts shall be identified by the JFC and submitted to the JSC who shall promptly meet or confer to resolve such disputes or questions. Within seven (7) business days following resolution of such matters, one Party shall pay or reimburse to the other Party the appropriate remaining balance. In the event the JSC is not able to resolve a dispute concerning the reimbursement of Development Costs under this Section, the Parties shall follow the dispute resolution procedure in Article 15.

D. Joint Development After Opt-in. After any Opt-in, the Parties shall jointly conduct all future Development activities that are planned in the relevant Subsequent Development Plan for which the non-Developing Party has exercised its Opt-in. For clarity, all such activities by either Party commencing from the Opt-in Notice Date shall be subject to approval by the JSC pursuant to Section 3.1.1 and thereafter the Parties will participate in co-development and such Post Opt-in Development Costs (as of Opt-in Notice Date) shall be funded by the Parties in the following proportion: Licensor shall be responsible for the Licensor Allocation of such Post Opt-in Development Costs, and Licensee shall be responsible for the Licensee Allocation of such Post Opt-in Development Costs, only to the extent the foregoing Post Opt-in Development Costs are set forth in the Subsequent Development Plan approved by the JSC. Corresponding payments will be made as provided under Section 4.4.3.

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(e) Consequences of Non-Exercise of Opt-in by Licensee. In the event Licensee has not Opted in with respect to a Subsequent Development Plan of Licensed Product during Opt-in Period 6 or prior thereto, and therefore has not paid the relevant Opt-in Payment as set forth in Section 4.4.4 (ii) F (c) of this Agreement to Licensor as the Developing Party, Licensor may serve a sixty (60) days termination notice to Licensee; in the event that Licensee does not make such payment within such sixty-day termination notice period, Licensor shall have the right to terminate this Agreement at any time within two (2) months of expiration of such sixty (60) day termination notice period and such termination shall take effect seven (7) months after the expiration of the sixty (60) day period and the provisions of Section 9.3 (except for 9.3.1(b)) shall apply, provided however that if Licensee can reasonably demonstrate to Licensor that (i) the market potential of such Product Improvement or Combination Product which is the subject of such Subsequent Development Plan does not justify the investment required from Licensee to bring such Product Improvement or Combination Product to the market in the Territory or (ii) such Product Improvement or Combination Product can be clearly differentiated from the Licensed Product then being Developed or sold in the Territory, then this Agreement may not be terminated by Licensor, but Licensor shall be entitled to develop, market, promote sell and have sold such Product Improvement or Combination Product anywhere in the Territory, notwithstanding the licenses granted in Section 2.1, and with no duty of accounting or other payment to the Licensee in such event.

5.	COMMERCIALIZATION

5.1 Responsibility for Regulatory Affairs. Licensor shall be responsible for all regulatory affairs related to obtaining the initial EU Marketing Authorization of the Licensed Product, and Licensee shall be responsible for regulatory affairs in all other countries in the Territory. For each country in the Territory, the obligations of the Party responsible for regulatory affairs in such country shall include the preparation and filing of applications for Marketing Authorizations in such country. Licensor shall use Diligent Efforts to file and obtain the initial EU Market Authorization of the Licensed Product in its own name or that of its Affiliates, but any failure to so obtain Marketing Authorization in any given country of the Territory shall not constitute a material breach of this Agreement. Upon obtaining of Marketing Authorizations and subject to applicable laws, Licensor shall promptly appoint Licensee as Licensor’s regulatory agent to perform, on behalf of but at no cost to Licensor, those activities that are the responsibility of the Licensor as Marketing Authorization holder. Following the date of the grant of the Marketing Authorization, Licensee shall (a) consult with Licensor regarding the regulatory strategy in the EU and consider in good faith Licensor comments regarding the same, (b) promptly provide Licensor with copies of all correspondence received by Licensee from Regulatory Authorities within the EU, copies of any draft response and (c) consider in good faith Licensor’s comments thereon prior to filing any such response. The Parties agree to initiate, promptly following the Effective Date through the JSC or a sub-group established by the JSC, discussion and analysis of the handling of regulatory matters with respect to the Licensed Product in the Territory and specific determination of the role of Licensee in acting as Licensor’s regulatory agent in the Territory, as well as discussion with regard to regulatory strategy and regulatory matters within the Territory outside the European Union.

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Licensee will be solely responsible, at its own cost, for conducting at its cost all formalities, steps and negotiation with Regulatory Authorities or any governmental entity in establishing the resale pricing and acquiring reimbursement for the Licensed Product in the Territory.

The Parties shall cooperate with each other in supplying data or documents that may be requested or required by the other Party with respect to government regulation, registrations, or approvals in a timely manner and in manner that does not jeopardize the gaining or maintaining of a Marketing Authorization. In addition, as set forth in Section 3.2(c) of the GNE US License and the GNE Ex-US License, in the event that GNE elects under the terms of Section 3.2(c) of the GNE US License and the GNE Ex-US License to take over Development of IGF-1 for the Initial Indication 2 (as those terms are defined in the GNE US License), Licensor shall so inform Licensee, and where requested by GNE, Licensor and Licensee shall negotiate in good faith the terms under which Licensee shall allow Licensor to allow GNE to cross-reference any INDs, BLAs, clinical data or other submissions filed by Licensee or on its behalf with any FRA (as that term is defined in Section 1.25 of the GNE Ex-US License) and provide Licensor (for provision to GNE) with copies of any FRA documentation, for the purposes of Development and/or commercialization of Licensed Product for the Initial Indication 2 under the GNE US License and the GNE Ex-US License.

5.2 Pharmacovigilance Safety Data Exchange Agreement. A pharmacovigilance safety data exchange agreement on standard and customary terms and conditions shall be negotiated and executed between Licensor and Licensee within ninety (90) days as from the Effective Date, but in any event prior to Licensee initiation of any human clinical trials or marketing of the Licensed Product. Such pharmacovigilance agreement shall cross reference the approved risk management plan contained within Licensor’s submission to the EMEA.

5.3 Commercialization Efforts. Licensee shall be solely responsible and shall use Diligent Efforts for the promotion and commercialization of the Licensed Product in the Territory in accordance with the Commercialization Plan. However, Licensor acknowledges that the Licensed Product’s potential may vary from country to country or change from time to time based upon the existence of competing products, as well as scientific, business, marketing and return on investment considerations. Consequently, Licensee (and its Affiliates) may for such reasons elect not to seek to market the Licensed Product in every country of the Territory. Such election by Licensee not to perform any of these activities in any specific country of the Territory for the reasons stated above shall not be a material breach of this Agreement.

Without limiting the generality of the foregoing, the Parties shall agree within the JSC upon a Commercialization Plan for each Licensed Product for each country of the Territory where Licensee intends to commercialize the Licensed Product, within one hundred and twenty (120) days after the Effective Date for the Initial Product or within one hundred and twenty (120) days after the filing of the first Marketing Authorization application for any other Licensed Product as to which Licensee has a license under Article 2, as the case may be. The first Commercialization Plan shall cover

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the remainder of the Calendar Year in which it is prepared and the two subsequent Calendar Years. The Commercialization Plan shall be updated annually in October or earlier, if in the interim a new filing of Marketing Authorization application in any country of the Territory has occurred with respect to such Licensed Product, or, as regards Third Party Countries, upon notification by Licensor of the availability of the rights in a Third Party Country. Sales Forecasts included in the Commercialization Plan shall be reviewed and agreed by the Parties within the JSC at the time of annual update of the Commercialization Plan, provided, however, that during such annual review the Sales Forecasts of the Calendar Year during which the review is conducted or the subsequent Calendar Year shall not be modified, unless agreed unanimously by the JSC, in light of, for example, the occurrence of one or more events in the Territory of the following nature: (i) changes in regulatory approval or compliance requirements having an adverse impact upon the sales or projected sales of the Licensed Product, (ii) the entrance of a generic competitor prior to the time anticipated in such market as a result of the loss by either Party of any patent infringement action with respect to such generic competitors and prior to expiration of the Licensed Patent Rights; or (iii) actual or anticipated disruption of supply of Licensed Products by Licensor, or (iv) any Force Majeure event .

5.4 Commercial Diligence.

5.4.1 Minimum Sales. Licensee shall achieve annual minimum sales of the Licensed Products (aggregated across all Licensed Products) which shall be equal to [*] percent of the applicable Sales Forecasts for such Calendar Year on a country-by-country basis (the “Country Minimum Sales”). The total of all annual Country Minimum Sales is defined as the “Aggregate Minimum Sales Requirements”. After the end of the first full Calendar Year following the Calendar Year in which the First Commercial Sale of the Licensed Product in the Territory occurs, in the event Licensee fails in any subsequent Calendar Year (e.g., if First Commercial Sale occurs in 2007, such failure would have to occur in 2009 or later) to achieve the Aggregate Minimum Sales Requirements (except for Force Majeure reasons or disruption of supply of Licensed Products by Licensor), Licensee will owe to Licensor the “Net Sales Compensation” as defined below within thirty (30) days the end of the relevant Calendar Year. In the event that, Licensee (i) does not pay the Net Sales Compensation due with respect to any Calendar Year within such thirty (30) days or (ii) has paid the Net Sales Compensation for two (2) consecutive Calendar Years and is liable for payment of the Net Sales Compensation for a third consecutive Calendar Year, Licensor shall have the right to terminate this Agreement with respect to such country with respect to which Licensee has failed to pay the Net Sales Compensation or is liable for payment of the Net Sales Compensation for a third consecutive Calendar Year, as the case may be. The “Net Sales Compensation” for any Calendar Year shall be equal to the Aggregate Minimum Sales Requirements applicable for such Calendar Year less the aggregate Net Sales realized during such Calendar Year multiplied by the applicable royalty rate.

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5.4.2 Promotional Diligence. Should Licensee fail to undertake and fund [*] ([*]%) of its Promotional Efforts as specified in the Commercialization Plan during [*] consecutive Calendar Years in any country of the Territory and should Licensee also have failed to achieve the Country Minimum Sales for such country as set forth in Section 5.4.1 for each of such two (2) consecutive Calendar Years, Licensor shall have the right to terminate this Agreement with respect to such country. The Licensee shall provide access to its internal budget and actual spending data as required in case there is an under spend as defined in this Section 5.4.2 and provide available external data sources (i.e to measure sales force activity) to the same effect.

5.4 Minimum Inventory. Licensee shall at all times maintain a sufficient inventory of the Licensed Products available for immediate delivery to customers in the Territory, which shall correspond at least to the Territory-wide volume of Licensee’s sales for the next three (3) forecasted months (which inventory amount shall be reviewed by the Parties after the first Calendar Year following the Calendar Year in which the First Commercial Sale occurred and modified if necessary by the Parties’ mutual written agreement), and shall use all means and make all arrangements necessary to fulfill in due time all orders it receives from customers.

5.5 Sales Reporting and Records.

5.5.1 Monthly Sales Report.

Licensee undertakes to forward to Licensor before the 5th working day of each calendar month a Licensed Product sales record expressed in value (in Euros) and volume by Licensed Products. Licensee shall use for this purpose the Monthly Sales Report template attached in Schedule 7 to this Agreement or any other template that may be agreed by the Parties from time to time. These reports shall be signed and sent by email and by courier to Licensor.

5.5.2 Sales Reports.

Before February 27th of each Calendar Year, Licensee undertakes to forward to Licensor a report on the preceding Calendar Year showing :

•	the Licensed Product sales achieved by Licensed Product in unit and in local currency;

•	the Licensed Product sales development by customer and by Licensed Product showing sales trends;

•	Licensed Product returns and claims from the market ;

•

Impact of competing products including those constituting Market Competition (including the IMS data on the therapeutic classes to which the Licensed Products pertain), pricing, acceptance of the Licensed Products by the medical profession, hospitals, pharmacies, and chemistries, in the Territory.

These reports shall be signed and sent by email and by courier to Licensor.

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5.5.3 Sales record. Licensee shall keep complete, accurate and detailed records of all sales of Licensed Products during a period of three (3) years as from the date of such sales being made. Licensor or its agent may consult such records at Licensee’s premises at any time during business hours with fifteen (15) days notice, in order to make the customary verifications of the amount of sales performed by Licensee.

5.6 Promotional Materials. Licensee shall forward a copy of all promotional materials, including but not limited to brochures, video tapes and medical information that Licensee is using for the promotion of the Licensed Products in the Territory.

Licensee shall ensure that all promotional materials comply with local laws and regulations of the relevant country of the Territory and do not infringe third party’s rights. Therefore, notwithstanding the communication of Licensor on such promotional materials, only Licensee shall be held liable in case of breach of local laws and regulation or infringement of third parties’ rights.

All costs linked to the promotion of the Licensed Products shall be borne by Licensee exclusively.

Upon early termination by one Party of this Agreement, subject to Licensee’s rights to continue sales for up to six (6) months under Section 9.3.1(b) Licensee shall, upon request and at Licensor’s discretion, either destroy or immediately return to Licensor, at no cost, all promotional materials conceived and printed by Licensee, for Licensor’s unrestricted use.

5.7 Restrictions. Licensee shall not actively sell, advertise nor seek customers for the Licensed Products outside the Territory. During the term of this Agreement, Licensee will not manufacture, promote, distribute nor sell, either directly or indirectly, any pharmaceutical products in the Field having at least one same Indication as the Licensed Product and/or containing IGF-1 analogs or derivatives with more than 80% sequence homology. To the extent the foregoing restrictions would not be enforceable in the Territory then the comparable restrictions as set forth in the Somatuline Agreement with respect to the activities of Licensor, shall not apply against Licensor in that Agreement.

5.8 Product Recalls. Product recalls procedure shall be set out in the Technical Agreement.

6.	MANUFACTURING AND SUPPLY

6.1 General.

6.1.1 Initial Product. Licensor shall manufacture and supply to Licensee the Initial Product, as and to the extent set forth in this Article 6. With respect to the Initial Product, the Parties will collaborate to agree and implement within one hundred and twenty (120) days following the Execution Date, a separate agreement relating to technical requirements including without limitation supply organization, quality assurance, specifications, complaints and batch recall, control of material, analytical testing and validation of the Initial Product (the “Technical

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Agreement”). Licensee understands and acknowledges that as of the Execution Date, Licensor does not manufacture itself the Initial Product, but rather relies upon certain third party contract manufacturers to supply bulk active and finished product. In that regard, Licensor has entered into that certain Manufacturing Services Agreement, as of December 20, 2002, with Cambrex Bio Science Baltimore, Inc. as amended (the “Cambrex Agreement”) for the manufacture and supply of IGF-1 bulk drug substance. In addition, Licensor has entered into that certain Drug Product Development and Clinical Supply Agreement with Baxter Pharmaceutical Solutions LLC for finished dosage form of the Initial Product (the “Baxter Existing Agreement”) for development or clinical purposes, and is, as of the Execution Date in negotiations with alternative commercial manufacturers with respect to a commercial supply arrangement for finished dosage form of the Initial Product (once executed, or to the extent another commercial supply agreement is entered into with a party other than Baxter, the “Drug Product Commercial Agreement”). To the extent the terms in this Article 6 are inconsistent with those in the Technical Agreement, the terms in the Technical Agreement shall control.

6.1.2 Product Improvements and Combination Products. In addition, as and to the extent agreed upon by the Parties with respect to any Joint Subsequent Development Plan or Subsequent Development Plan for which Licensee Opts-in, for a Product Improvement or Combination Product, the manufacture and supply of such Product Improvement or Combination Product to Licensee shall be as agreed upon by the Parties in writing (including as needed the execution of a Technical Agreement for each such Product Improvement or Combination Product), depending upon the existing third party manufacturing agreements Licensor then has in place at such time with respect to such Product Improvement or Combination Product.

6.2 Purchase Requirements for Commercial Supply. For the first five (5) years after the Execution Date, Licensee shall purchase exclusively from Licensor all of its requirements for Licensed Products to conduct any Development activities as set forth in this Agreement and to meet demand in the Territory. After the 5th anniversary of the Execution Date, Licensee shall purchase from Licensor (i) 100% of its Licensed Products requirements for any country of the Territory which is not a member state of the European Economic Area and (ii) 80% of its Licensed Products requirements for any country of the Territory which is a member state of the European Economic Area.

6.3 Clinical Supply Requirements. To the extent needed by Licensee, Licensor shall supply clinical requirements of the Initial Product in either bulk active form or finished dosage form, as further set forth in the Initial Development Plan or any Subsequent Development Plan, as relevant. Such Initial Product shall be supplied at a price equal to Licensor’s internal and out of pocket costs, on a schedule to be determined within the Development Plan, including all costs of carriage and insurance, and such costs shall be paid within thirty (30) days of invoice for same.

6.4 Delivery. Delivery of the Licensed Products shall be CIP (Carriage and Insurance Paid, Incoterms 2000), Rue Ethe Virton, 28000 Dreux (the “Delivery Point”).

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6.5 Commercial Supply Price. For launch and the first Calendar Quarter of the year in which launched, Licensee shall purchase the Initial Products and Samples at the per unit prices listed in Schedule 8 (the “Supply Price”), as of the Execution Date. The Parties acknowledge that the ongoing Supply Price of the Licensed Products shall be equal to twenty percent (20%) of average selling price per unit sold of the Licensed Product in the Territory, Accordingly, following such first Calendar Quarter, Licensee, through the JFC shall calculate the average selling price per unit sold of the Licensed Product in the Territory over the prior Calendar Quarter, and such amount shall be used as the new average selling price per unit sold for all units of Licensed Product purchased during the remainder of the relevant Calendar Year. Each year prior to 30th January, the JFC shall calculate the average selling price per unit sold of the Licensed Product in the Territory during each preceding Calendar Year and such amount shall be used as the new average selling price per unit sold for all units of Licensed Product to be purchased for the next Calendar Year. As the Supply Price is or may be adjusted annually for each newly calculated average selling price per unit sold of the Licensed Product in the Territory, Schedule 8 shall be updated to so reflect such adjusted price. Within thirty (30) days after the end of a Calendar Year, the Parties, through the JFC, will calculate the actual average selling price per unit sold of the Licensed Product in the Territory and review the Supply Price of the Licensed Products paid to Licensor in light of such actual average selling price per unit sold and Licensee shall adjust the supply price, retroactively, to an amount equal to twenty (20) percent of the actual average selling price per unit sold in the preceding Calendar Year. Such adjustment shall take the form of the issuance (within ten (10) days following such adjustment) by the Licensor of a credit for the amount overpaid or an invoice for the amount remaining due, as the case may be; the invoice (if applicable) shall be settled within thirty (30) days following the date of invoice. In addition, such actual average selling price per unit sold will also be used as the new Supply Price for the current Calendar Year. As used herein, “average selling price per unit sold” shall mean aggregate Net Sales of Licensed Products for the Territory during the applicable Calendar Year, divided by actual number of units of Licensed Product comprising such Net Sales (including free goods but excluding samples).

Licensor shall invoice Licensee upon shipping of the Licensed Products for any Binding Orders. Payment of such invoice shall be made by Licensee to Licensor within thirty (30) calendar days of the date of the invoice and shall be made by wire transfer, using the information below or as Licensor may from time to time direct in writing in its invoicing:

Wells Fargo Bank

Beneficiary Name:	Tercica, Inc.

Account number:	[*]

Bank ID:	[*]

Swift code:	[*]

Contact:	Juan Sanchez
Ph (415) 396-1011
sanchjj@Wellsfargo.com

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Contact Information

Director of Accounting:	Ben Yokoyama
(650) 624-4946
ben.Yokoyama@tercica.com

Accounting Manager:	Anna Peng
(650) 624-4978
Anna.Peng@tercica.com

If Licensee fails to pay any amounts owing to Licensor here above when due, interest shall accrue on overdue amounts at an annual rate equal to the average one-month European Interbank Offered Rate (EURIBOR) plus two (2) percent as reported by the European Bank Federation (or a successor or similar organization) from time to time, calculated on the number of days such a payment is overdue.

6.6 Minimum Commercial Orders. The minimum quantities per order for the Licensed Products are specified in Schedule 9.

6.7 Order Forecast – Firm Order.

6.7.1 At least ninety (90) days before the expected First Commercial Sale of the Licensed Products in any country of the Territory, the Parties shall agree upon a monthly rolling order forecast for the first eighteen (18) months for each SKU of the Initial Product in such country(ies) (the “18-Month Rolling Order Forecast”) which shall be under the form as attached in Schedule 10. Thereafter, Licensee shall forward to Licensor before the 20th day of every calendar month a revised and adjusted 18-Month Rolling Order Forecast for the next eighteen (18) months for each of the countries where the Licensed Product is commercialized or is expected to be commercialized within less than ninety (90) days.

6.7.2 The forecast for the first three (3) months of the 18-Month Rolling Order Forecast shall constitute a firm purchase order unless Licensor informs Licensee of the non availability of the ordered quantities of Products (the “Binding Order”). The Binding Order relating to the 3rd month of the 18-Month Rolling Order Forecast shall not exceed by more than twenty (20) percent the forecasts relating to the 4th month of the preceding 18-Month Rolling Order Forecast. In the event the Binding Order relating to the 3rd month of the 18-Month Rolling Order Forecast exceeds twenty (20) percent, Licensor shall use its Diligent Efforts to supply any exceeding quantities.

6.7.3 The forecast for the fourth (4th) through sixth (6th) months of the 18-Month Rolling Order Forecast shall constitute a commitment by Licensee to purchase at least fifty (50) percent of such forecasted amount for such months unless Licensor informs Licensee of the non availability of the ordered quantities of Products (the “Semi-Binding Order”). The Semi-Binding

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Order relating to the 4th, 5th, and 6th months of the 18-Month Rolling Order Forecast shall not vary (upward or downward) by more than twenty (20) percent the forecasts relating to the 5th, 6th, and 7th months, respectively, of the preceding 18-Month Rolling Order Forecast.

6.7.4 Licensee agrees that a Binding Order and/or a Semi-Binding Forecast cannot be modified, and that no changes or cancellations shall be allowed.

6.7.5 In any instance, one (1) month before the preferred shipping date, Licensee shall send a purchase order form using the form that will be forwarded by Licensor from time to time, with the quantities requested to be delivered to each country and/or region and the requested dates of delivery, it being understood that requested delivery shall occur no more frequently than once every six (6) months.

6.7.6 Licensor will use its commercially reasonable efforts to cause its third party manufacturer to accommodate the preferred delivery date mentioned by Licensee on the purchase order form which shall, if possible, not be less than ten (10) days after the date of receipt of the order form by Licensor. Licensee shall take timely delivery of all quantities of Licensed Products supplied by Licensor.

6.7.7 All forecasts and orders shall be sent by email and confirmed by fax or mail to the address set forth in the Technical Agreement.

6.7.8 The Parties agree that they will discuss any improvements to be made to the mechanism of providing forecasts and Binding Orders in a spirit of permanent improvement process.

6.8 Storage. Licensee shall provide warehouse facilities adequate to store the Licensed Products in accordance with the relevant and approved storage requirement as specified within the Technical Agreement and with standard requirements related to cGMP pharmaceutical product storage and handling.

6.9 Packaging. Licensor shall supply Licensee with finished dosage form of the Initial Products fully packaged and labeled ready for sale in each country of the Territory, unless otherwise agreed by the Parties in writing, unless specified otherwise pursuant to the Commercialization Plan. Licensor shall be entitled to modify such packaging and leaflet at any time subject to Licensee’s prior agreement. Any modifications to the initial packaging required by Licensee or by Regulatory Authorities shall be implemented only upon Licensor’s prior written approval and provided that Licensee shall reimburse all costs and expenses in relation thereto.

6.10 Minimum Shelf Life. Licensee understands and acknowledges that the expected shelf life upon obtaining Marketing Authorization in the European Union is eighteen (18) months. Licensor shall use Diligent Efforts to ensure that the Initial Product shall be delivered to Licensee with a remaining shelf life of at least twelve (12) months; provided, however, that Licensee agrees and acknowledges that the shelf life of the Initial Product supplied by Licensor for purposes of commercial launch may be less than twelve (12) months but will be no less than nine (9) months, unless otherwise agreed by the JSC.

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6.11 Regulatory Compliance. Licensee shall observe any and all applicable laws and regulations of the Territory, with respect to import, warehousing, promotion, distribution and sale of pharmaceutical specialties, and undertakes to make and fulfill any and all formalities in connection with all such activities which may be required under applicable laws and regulations of the Territory, including but not limited to, clearance of customs and/or exchange control declarations and payment of any and all sales taxes which are or may become due in the Territory.

6.12 Legal Requirements in Territory. Licensee shall provide Licensor (or its designated third party manufacturer) with appropriate and updated information related to the legal and regulatory requirements in the Territory with regards to the Initial Products (including but not limited to quality, therapeutic use, packaging, labeling and storage). Such information shall be forwarded to Licensor in writing by Licensee forthwith upon its becoming aware of the same. Licensor shall be responsible to proceed promptly to any Licensed Products packaging or labeling modification required by the Regulatory Authorities of the Territory. Licensee shall provide Licensor (or its designated third party manufacturer) with the relevant technical assistance if so requested by Licensor, to that effect.

6.13 Licensee shall solely be responsible for and support all costs and expenses arising out of the occurrence of any damage, destruction or loss of any quantities of Licensed Products from the time Licensor has delivered the Licensed Products to the Delivery Point. Licensee shall contract an insurance to cover such risks (including without limitation the risks incurred by the Licensed Products during its transportation) and shall maintain such insurance in force during the entire term of this Agreement.

6.14 Licensee shall obtain at its own costs any export/import license or other official authorization and carry out, where applicable, all customs formalities for the export/import of the Licensed Products.

6.15 Specifications and compliance with cGMP shall be set forth in the Technical Agreement.

6.15.1 Licensor warrants that all quantities of Licensed Products delivered to Licensee pursuant to this Agreement meet the Specifications, that the Licensed Products are manufactured in full compliance with current Good Manufacturing Practices for all countries of the Territory where the Licensed Products are sold and that all necessary tests and analysis in the course of the manufacturing processes and thereafter have been duly carried out and shall, with each delivery pursuant hereto, provide Licensee with copies of the appropriate quality assurance certificates issued in English by the manufacturing plants and the Qualified Person.

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6.15.2 Licensor shall have the right to modify the Specifications subject to prior notification to Licensee and subject to approval by the Regulatory Authority. In the event Licensee desires other or special Specifications for the Licensed Product or guidelines to be considered, Licensee shall notify Licensor accordingly. Licensor agree to consider in good faith such special Specifications or guidelines, provided, however, that any costs relating to the implementation of such special Specifications or guidelines will be borne by Licensee.

6.16 Checking – non conformity.

6.16.1 Upon delivery of the Licensed Products to the Delivery Point, Licensee shall inspect the Licensed Products and shall notify Licensor within a period set forth in the Technical Agreement, by telefax confirmed by courier, of any damage visible from inspection or of any shortages or non-conformity of the delivered Licensed Products with supporting detailed evidence and documents and their translation in English shall be included. Upon request of Licensor, Licensee shall make available to Licensor samples of the Licensed Products which are declared as defective. In case of non conformity to the Specifications of any quantity of the Licensed Products delivered pursuant hereto, Licensor shall take back, at its expense, the quantities concerned and shall replace them promptly after Licensor received the relevant notice.

6.16.2 Any dispute between the Parties regarding shortage or damages of any quantity of the Licensed Products delivered hereunder shall be referred to an expert jointly appointed by the Parties within thirty (30) days from the receipt by Licensor of the notice of claim of Licensee as set forth in the Technical Agreement.

6.16.3 Licensor shall not replace defective Licensed Products returned to Licensee by the customers, patients, or authorities, unless the relevant Licensed Product defect is due to (i) Licensed Product manufacturing defaults in so far as the Licensed Product does not meet the Specifications, (ii) the Licensed Product manufacturing process, or (iii) Licensed Product defaults that occurred during the delivery of the Licensed Products from the manufacturer’s import warehouse to the Delivery Point.

Without prejudice to the Party bearing defective Licensed Products replacement costs in accordance with the provisions of this Section, if Licensor so decides, Licensee shall destroy immediately upon written notice, any quantity of defective Licensed Products and provide to Licensor the corresponding certificate of destruction hereof.

6.17 Failure to Supply. In the event that at any time during the term of the Agreement, Licensor delivers non-conforming lots of the Initial Product, as further defined in the Technical Agreement, three (3) times in any twelve (12) month period (a “Default”), then:

(a) Licensee shall give written notice to Licensor specifying the occurrence of such Default (and, to the extent Licensor anticipates a possible Default, Licensor shall inform Licensee of such possibility as it becomes known to Licensor);

(b) The JSC shall investigate the cause of the Default. Thereafter, the Parties shall discuss in good faith through the JSC the appropriate mechanism to cure the Default based on the JSC’s investigation. Such mechanisms for cure may include for example, but without limitation, the establishment by Licensor of a secondary source for the manufacture and supply of Initial

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Product to Licensee. In addition, where there is limited supply of conforming Licensed Product, the JSC shall determine the allocation of the available Licensed Product between the Licensor Territory and the Territory, taking into consideration the sales volume of such territories in the previous 6-month period;

(c) Following the Parties’ acceptance of an appropriate mechanism to cure the Default, Licensor shall use Diligent Efforts to implement such agreed upon mechanism. In the event that Licensor fails to begin the implementation of the agreed upon mechanism within 4 months of the Parties agreeing to such mechanism or fails to successfully complete the implementation of the agreed mechanism within 4 months of the Parties agreeing to such mechanism, then Licensee shall have the right to execute the Manufacturing Option set forth in Section 6.18 below.

6.18 Manufacturing Option.

6.18.1 Licensor grants to Licensee an exclusive option under Licensor IP Rights to make and have made bulk active and/or finished dosage form of the Initial Product (the “Manufacturing Option”), as the case may be. Licensee shall have the right to exercise the Manufacturing Option, without prejudice to other remedies (except in case of Force Majeure events), only in the case of failure of Licensor to implement the mechanisms for curing the Default in accordance with Section 6.17(c).

6.18.2 Upon Licensee’s exercise of the Manufacturing Option, Licensor shall:

(i) without the need for any further agreement, grant a non-exclusive license to Licensee under all Licensor IP Rights to make and have made the Licensed Product, and promptly transfer at Licensee’s costs all technical information (subject to any terms and conditions placed thereon under the GNE US Agreement, the GNE Ex-US Agreement, the Drug Product Commercial Agreement or the Cambrex Agreement or such other third party manufacture and supply agreement in effect at such time) and support necessary for Licensee to make or have made the Licensed Product. It is understood by the Parties that Licensor will use Diligent Efforts in any of its negotiations for any future manufacture and supply agreement with a third party to allow for such transfer of technical information to Licensee by such third party in the event Licensee exercises its Manufacturing Option; and

(ii) Licensor shall continue to supply Licensee with the Licensed Product at then prevailing Supply Price as long as Licensee is not in a position to make or have made the Licensed Product.

6.18.3 Upon Licensor beginning manufacturing of the Licensed Product pursuant to this Section, the provisions of Sections 6.1 to 6.17 shall no longer be applicable.

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7.	PAYMENTS

7.1 Milestone Payments. In consideration of the rights granted by and undertakings of Licensor under this Agreement, Licensee shall make the following non-refundable and non-creditable milestone payments:

7.1.1 Licensee shall pay Licensor ten million (10,000,000) Euros no later than within five days following the Effective Date.

7.1.2 Licensee shall pay Licensor fifteen million (15,000,000) Euros (the “Milestone Payment”) as indicated in Section 7.1.6 below following the obtaining of either (A) an initial EU Marketing Authorization (i) meeting the Target Label or (ii) which does not strictly meet the Target Label, but nonetheless provides access to a number of patients (the “EU MA Population”) which is more than [*]% of EU Target Population or (B) where the criteria set forth in A(i) and (ii) are not satisfied with respect to the initial EU Marketing Authorization, a Subsequent EU Marketing Authorization (defined below) that satisfies the criteria set forth in Section 7.1.4 below.

7.1.3 In the event that Licensor has not obtained an EU Marketing Authorization the EU MA Population of which is greater than [*]% of the EU Target Population, the Milestone Payment shall not be paid, and Licensor shall use its Diligent Efforts to obtain a new EU Marketing Authorization or to extend the initial EU Marketing Authorization with the view to meet the Target Label (the “Subsequent EU Marketing Authorization”) within three years from the date of obtaining of the initial EU Marketing Authorization (the “Agreed Period”).

7.1.4 Licensee shall pay Licensor the full Milestone Payment in the event Licensor obtains a Subsequent EU Marketing Authorization within the Agreed Period the EU MA Population of which is more than [*] percent ([*]%) of the of EU Target Population.

7.1.5 In case of dispute of the Parties on the determination of the EU MA Population, such dispute shall be first submitted to the JSC. In case of failure by the JSC to find a solution acceptable to both Parties, the matter will be referred to resolution by senior management of both Parties as provided for in Section 15.1 and ultimately to the final decision of three (3) experts of international reputation in the endocrinology field, one being appointed by Licensee within fifteen (15) days following failure by the senior executive to resolve this issue, one by Licensor within fifteen (15) days following failure by the senior executive to resolve this issue and one by the two first experts within fifteen (15) days following their appointment. In the event one Party fails to appoint an expert, the other Party may appoint such expert. Once appointed, the experts shall provide the Parties with their decision within one (1) month from the date of the appointment of the third expert and this decision shall be final and binding upon the Parties. The decision of the expert shall also allocate the cost for this expertise resolution among the Parties in a proportion the experts deems reasonable.

7.1.6 The Milestone Payment shall be paid by Licensee within thirty (30) days following determination by the Parties as to whether the EU MA Population is less or above [*] percent ([*]%) or [*] percent ([*]%) of the EU Target Population and the parties shall use their Diligent Efforts to agree on such determination no later than within sixty (60) days following the

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date of the EU Marketing Authorization or the Subsequent EU Marketing Authorization. Each milestone payment shall be made only once with respect to the achievement of the applicable milestone events and shall be payable the first time such milestone event is achieved. Milestone payments set forth above shall be due only for the first Licensed Product developed and commercialized under this Agreement to reach the above stages.

7.2 Royalty Payments.

7.2.1 Royalty Term; Rate. In consideration of the rights granted by and undertakings of Licensor under this Agreement, Licensee shall pay to Licensor the following royalties which shall accrue on a country-by-country basis in the Territory upon the First Commercial Sale of the Licensed Product until the later of (i) the expiry date of the last Valid Claim in such country, or (ii) the expiry date of the orphan drug status granted to the Licensed Product by Regulatory Authorities in such country, or (iii) the expiry date of the regulatory protection (if any) preventing any competitor to cross-refer any data of the Marketing Authorizations files of the Licensed Product in such country; or (iv) the date which is fifteen (15) years from First Commercial Sale (the “Royalty Term”) :

(i) For annual Net Sales of the Licensed Products for the Territory below [*] Euros: 15% of Net Sales ;

(ii) For annual Net Sales of the Licensed Products for the Territory between [*] Euros and [*] Euros: [*]% of Net Sales;

(iii) For annual Net Sales of the Licensed Products for the Territory above [*] Euros: 25% of Net Sales;

7.2.2 Royalty Reductions. The royalty rates mentioned in Section 7.2.1 shall be reduced in the following cases, on a country-by-country basis, and the JFC shall determine the mechanism for applying such country-specific reductions due to the fact that annual Net Sales are determined on a total Territory basis:

(a) in the event Market Competition exists in such country and the manufacture, use, or sale of Licensed Product would infringe a Valid Claim but for the licenses granted under this Agreement, the above royalty rates will be reduced to :

(i) For annual Net Sales of the Licensed Products for the Territory below [*] Euros: [*]% of Net Sales in such country;

(ii) For annual Net Sales of the Licensed Products for the Territory between [*] Euros and [*] Euros: [*]% of Net Sales in such country ;

(iii) For annual Net Sales of the Licensed Products for the Territory above [*] Euros: [*]% of Net Sales in such country.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) in the event the manufacture, sale or use of the Licensed Product would infringe no Valid Claim but for the licenses granted under this Agreement and for so long as no Market Competition Exists, the above royalty rates will be reduced to :

(i) For annual Net Sales of the Licensed Products for the Territory below [*] Euros: [*]% of Net Sales in such country;

(ii) For annual Net Sales of the Licensed Products for the Territory between [*] Euros and [*] Euros: [*]% of Net Sales in such country ;

(iii) For annual Net Sales of the Licensed Products for the Territory above [*] Euros: [*]% of Net Sales in such country.

(c) in the event the manufacture, sale or use of the Licensed Product would infringe no Valid Claim but for the licenses granted under this Agreement and Market Competition exists in such country, the above royalty rates will be reduced to:

(i) For annual Net Sales of the Licensed Products for the Territory below [*] Euros: [*]% of Net Sales in such country;

(ii) For annual Net Sales of the Licensed Products for the Territory between [*] Euros and [*] Euros: [*]% of Net Sales in such country ;

(iii) For annual Net Sales of the Licensed Products for the Territory above [*] Euros: [*]% of Net Sales in such country.

Notwithstanding the foregoing, in the case of scenario (a) above, in event of Market Competition, and where the Valid Claim still exists but nonetheless Licensee has a good faith belief, based on advise of legal counsel, that enforcing the Valid Claim against third party competitors is not in the best interests of the Parties, or that Licensor or itself will not prevail in the enforcement of the Licensed Patent Rights or Licensee has other strategic reasons for recommending that the Parties elect not to enforce the Licensed Patent Rights, then the Parties will confer in good faith to determine an appropriate reduction to the royalty rate set forth in Section 7.2.2(a).

(d) the royalty rates set forth in this Section 7.2 may be further off-set in accordance with Section 8.2.3(ii), provided that in no event shall any royalty reduction set forth in this Section 7.2.2 reduce any of the royalty rates mentioned in Section 7.2.1 below the Royalty Floor set forth in Section 8.2.3(ii).

For the purpose of determining whether the manufacture, use or sale of Licensed Product in any jurisdiction in the Territory would infringe a Valid Claim if not for the licenses granted herein, any Licensed Product not manufactured within the jurisdiction in which use or sale of that Licensed Product occurs shall be deemed to have been manufactured in that jurisdiction.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2.3 Reports; Payment of Royalties. During the term of the Agreement, Licensee shall furnish to Licensor two quarterly written report for each Calendar Quarter showing for the First Report Licensee’s estimated Net Sales of all Licensed Products sold by Licensee, its Affiliates or Sub-licensees in the aggregate and on a country-by-country basis during the reporting period; for the Second Report the actual Net Sales of all Licensed Products sold by Licensee, its Affiliates or Sub-licensees in the aggregate and on a country-by-country basis during the reporting period and the calculation of the royalties and/or other payments payable to Licensor under this Agreement. The First Quarterly reports shall be due on the fifth (5th) day following the close of each Calendar Quarter and will be used as information only by Licensor for accounting purposes. The Second Quarterly Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter. Royalties or other payments shown to have accrued by each royalty report shall be due and payable on the date such report is due. Licensee shall keep complete and accurate records in connection with the sale of Licensed Products hereunder in sufficient detail to permit accurate determination of all figures necessary for calculation and verification of royalty and other payment obligations set forth in this Article 7.

7.2.4 Audits. Upon the written request of Licensor thirty (30) days in advance, Licensee shall permit an independent certified public accounting firm of an internationally recognized standing and selected by Licensor to have access during normal business hours to such of the records of Licensee as may be reasonably necessary to verify the accuracy of the reports under Section 7.2.3 provided however that it does not disrupt Licensee’s operation of business. The accounting firm shall disclose to Licensee and Licensor whether the reports are correct or incorrect, the specific details concerning any discrepancies and such other information that should properly be contained in a royalty report required under this Agreement.

If such accounting firm concludes that additional royalties or other amounts were owed, Licensee shall pay the additional royalties or payments within thirty (30) days of the date Licensor delivers to Licensee such accounting firm’s written report so concluding. In the event such accounting firm concludes that amounts were overpaid by Licensee, Licensor shall repay Licensee the amount of such overpayment within thirty (30) days of the date Licensor delivers to Licensee such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by Licensor; provided, however, that if an error in favor of Licensor of more than five (5) percent of the royalties due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be paid by Licensee.

If such accounting firm concludes that the reports were correct, Licensor shall not be entitled to request any further audit during the next thirty-six (36) months.

Upon the expiration of thirty-six (36) months following the end of any Calendar Year for which Licensee has made payment in full of all royalties and other amounts payable with respect to such year, and in the absence of negligence or willful misconduct of Licensee or a contrary finding by an accounting firm pursuant to this Section, such calculation shall be binding and conclusive upon Licensor and Licensee shall be released from any liability or accountability

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with respect to royalties or other payment for such Calendar Year. Notwithstanding the foregoing, to the extent that section G.8 of the GNE Ex-US License requires audit rights in addition to, or different from those granted above to Licensor, Licensee shall cooperate in good faith to enable Licensor to so comply with such audit rights.

7.2.5 Payment Exchange Rate. All payments to Licensor under this Agreement related to Royalties or to Milestone Payments shall be made in Euros. When calculating Net Sales, Licensee shall convert the amount of invoiced sales in currencies other than Euros into Euros using the exchange rates as determined for the purpose of consolidating its financial statements (average of the rates of the last day of each month as published by the European Central Bank). All payments related to Developments costs (joint development or after Opt-in) will be made in the currency of the invoicing Party.

7.2.6 Late Payment. In case of late payment of any payment due hereunder by Licensee (or in case of additional payment due by one Party to the other pursuant to Section 7.2.4), Licensee shall pay to Licensor interest on the unpaid amount until such payment is paid in full, at the average one-month European Interbank Offered Rate (EURIBOR) plus two (2) percent as reported by the European Bank Federation (or a successor or similar organization) from time to time, calculated on the number of days such a payment is overdue.

7.2.7 Tax Withholding. If provision is made in law or regulation of any country in the Territory for withholding of taxes of any type, levies or other charges with respect to any amounts payable by Licensee to Licensor pursuant to this Agreement, Licensee shall promptly pay such tax, levy or charge for and on behalf of Licensor to the proper governmental authority and Licensee shall promptly furnish Licensor with certificate of taxes deducted under such withholding tax laws. Licensee shall have the right to offset any such tax, levy or charge actually paid from any payment due to Licensor or shall be promptly reimbursed by Licensor if no further payments are due. Licensor and Licensee shall cooperate with each other in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

Licensee and Licensor shall pay for their own account all sales, turnover, income, revenue, value added and other taxes levied on account of payments accruing or made under this Agreement. All amounts expressed in this Agreement exclude such taxes which were required by law shall be charged at the applicable rate.

8.	TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS

8.1 Licensed Trademark.

8.1.1 The Licensed Product will be marketed in the Territory under the Licensed Trademark. In specific countries where the use of the Licensed Trademark is not permitted by law or is not appropriate including for reasons relating to language or custom, Licensee shall have the possibility to use a different trademark, subject to Licensor’s prior written approval which shall not be unreasonably withheld or delayed. Licensor shall be responsible for securing and for maintaining registrations for the Licensed Trademark in the Territory and shall use

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonable commercial efforts in that regard, provided, however, that Licensor shall not be deemed to have breached this Agreement if it is unable to obtain registration of the Licensed Trademark in every country in the Territory. In the event, despite its reasonable commercial efforts, Licensor is unable to obtain or maintain registrations for the Licensed Trademark in some country (ies) in the Territory, the Parties shall negotiate in good faith concerning the use of such other trademarks as may be available for marketing the Licensed Product in those countries.

8.1.2 Enforcement. Licensee and Licensor shall cooperate with each other and use reasonable efforts to protect the Licensed Trademark from infringement by third parties. Without limiting the foregoing, each Party shall promptly notify the other Party of any known, threatened or suspected infringement, imitation or unauthorized use of or unfair competition relating to the Licensed Trademark. Licensor shall have the first right to determine in its discretion whether to and to what extent to institute, prosecute and/or defend any action or proceedings involving or affecting any rights relating to the Licensed Trademark. Upon Licensor’s reasonable request, Licensee shall, at Licensor’s expense, cooperate with and assist Licensor in any of Licensor’s enforcement efforts with respect to the Licensed Trademark. Licensor shall promptly inform Licensee if Licensor elects not to take action against any actual or suspected infringement of the Licensed Trademark, in which case, Licensee, at its own expense, shall then have the right, but not the obligation, to bring or assume control of any action against the allegedly infringing third party as Licensee determines may be necessary, provided, however, that Licensee shall not enter into any settlement or compromise of any claim relating to the Licensed Trademark without the prior written consent of Licensor. In the event that Licensee brings or assumes control of any such action, then Licensor agrees to, at Licensee’s expense, reasonably assist Licensee in connection therewith. In either case, the Party that initiated and prosecuted, or maintained the defense of the action shall bear all costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action and shall be entitled to recoup those amounts in the event of recovery, by settlement or otherwise. The amount of any recovery remaining shall be shared equally by the Parties.

8.1.3 Avoidance of Confusion. Licensee and its Affiliates or Sublicensee shall not market, promote, sell and/or distribute anywhere in the Territory any product other than Licensed Product under the Licensed Trademark or any confusingly similar trademark, and Licensor and its Affiliates or sublicensee shall not market, promote, sell and/or distribute anywhere in the Licensor Territory any product other than Licensed Product under the Licensed Trademark or any confusingly similar trademark. Licensee and its Affiliates shall not, directly or indirectly, contest the validity of or Licensor’s rights in the Licensed Trademark anywhere in the Territory or assist any third party in doing so. In the event that actual confusion should arise, or either Party reasonably believes that a likelihood of confusion may arise, in connection with the Parties’ respective uses of the Licensed Trademark, the Parties will fully cooperate in an effort to eliminate such confusion and to avoid the possibility of such a likelihood of confusion.

8.2 Licensor IP Rights.

8.2.1 Securing Patent Protection. Subject to legal and contractual limitations imposed upon Licensor as the licensee under the GNE US License, GNE Ex-US License and the Fujisawa License, Licensor will take all commercially reasonable actions necessary to file, prosecute and maintain patent protection for the Licensed Product in the Territory during the term of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2.2 Third Party Infringement of Licensor IP Rights. Each Party shall promptly give the other Party notice of any suspected infringement in the Territory of any patent application or patent included in the Licensor IP Rights that comes to such Party’s attention. The Parties will thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any Party. However, as between the Parties, Licensor, subject to legal and contractual limitations imposed upon it as the licensee under the GNE Ex-US License and the Fujisawa License, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Licensor and/or Licensee, or to control the defense of any declaratory judgment action relating to Licensor IP Rights. Licensor shall promptly inform Licensee if Licensor elects not to exercise such first right, in which case Licensee shall thereafter have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Licensor and, if necessary, Licensee, provided, however, that Licensee shall not enter into any settlement or compromise of any claim relating to the Licensor IP Rights licensed hereunder without the prior written consent of Licensor. If Licensor elects not to initiate and prosecute such an infringement or defend a declaratory judgment action in any country in the Territory and Licensee elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any declaratory judgment action defended, shall be borne solely by Licensee. Notwithstanding the foregoing, Licensee shall (i) have no right to initiate or prosecute an enforcement action or defend a declaratory judgment action relating to a third party’s infringement or anticipated infringement of any GNE Patent (as that term is defined in the GNE Ex-US License) in the Licensed IP Rights, and (ii) cooperate to the extent necessary for the enforcement of any GNE Patent in the Licensed IP Rights, which cooperation shall include joining GNE and/or Licensor as a party to such enforcement action if required by law, provided that GNE and/or Licensor reimburse Licensee for reasonable costs incurred with respect to such joinder or other cooperation.

If one Party elects to institute a legal proceeding to enforce Licensor IP Rights against an alleged infringing party, the other Party shall fully cooperate with and supply all assistance reasonably requested by the Party instituting such proceeding, at the expense of the Party instituting such proceeding. Any recovery or award obtained by either Party as a result of any such action or settlement shall be shared as follows:

(a) if Licensor initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by Licensor; and

(b) if Licensee initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by Licensee, except that Licensor shall receive a portion equivalent to the royalties it would have received in accordance with the terms of this Agreement as if such amount were Net Sales of Licensee.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Any recovery or award obtained by either Party as a result of any such action or settlement shall be shared as follows:

(a) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;

(b) the other Party then shall, to the extent possible, recover its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action;

(c) if Licensor initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by Licensor; and

(d) if Licensee initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by Licensee, except that Licensor shall receive a portion equivalent to the royalties it would have received in accordance with the terms of this Agreement as if such amount were Net Sales of Licensee.

8.2.3 Third Party Intellectual Property.

(i) In the event that a Party becomes aware of any claim or potential claim that the practice by either Party of Licensor IP Rights hereunder infringes the intellectual property rights of any third party, such Party shall promptly notify the other Party. As between the Parties, Licensor shall have the first right, but not the obligation, to defend the Parties against any claim by a third party that the Development, use, sale, offer for sale, export or import of Licensed Product in the Territory infringes third party intellectual property rights. Licensee shall have the right to participate in the defense of such claim but shall not take any position inconsistent with Licensor’s position on such issues. In the event that Licensor chooses in its sole discretion not to defend such suit, Licensee shall have the right but not the obligation to defend such suit. Licensee shall not settle any action pursuant to this Section without Licensor’s consent, such consent not to be unreasonably withheld.

(ii) If Licensee would be prevented from developing, manufacturing using, selling or importing the Licensed Product in any country of the Territory on the grounds that by doing so they would infringe a Dominating Patent held by a third party in said country and Licensee licenses rights to such Dominating Patent in said country, then [*] percent ([*]%) of any royalties on Licensed Product sales paid by Licensee to such third party in any Calendar Year in such country with respect to such Dominating Patent shall be deducted from any royalty payments payable to Licensor by Licensee in such Calendar Year (the “Royalty Reduction”), provided, however, that (i) Licensor has been informed of the Dominating Patent and has had an

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

opportunity to provide input on any related discussion of whether to license such Dominating Patent and negotiation of royalty rates; and (ii) subject to the warranties and representations made by Licensor under Section 11.1 of this Agreement, the amount of the Royalty Reduction in any Calendar Year shall not exceed [*] percent ([*]%) of the royalties (the “Royalty Reduction Cap”) that would have otherwise been payable by Licensee to Licensor for such Calendar Year and for such country. Any amount of the Royalty Reduction which is not offset against royalty payments due to Licensor (because it exceeds the Royalty Reduction Cap) shall be carried forward to and deducted in subsequent Calendar Years until the expiration date of the term. The Parties shall negotiate in good faith the consequences of several Dominating Patents if and when such several Dominating Patents come to the attention of the Parties. Notwithstanding any royalty reduction provided in this Section 8.2.3(ii), in no event shall any royalty on Net Sales payable to Licensor by Licensee be reduced below a minimum equal to the GNE Royalty on such Net Sales, which minimum royalty is referred to herein as the “Royalty Floor.” As used herein, with respect to a given amount of Net Sales the GNE Royalty means whatever percent of Net Sales Licensor owes as a royalty to GNE pursuant to on G.2 of the GNE ex-US License. To demonstrate how the Royalty Floor mechanism is intended to operate pursuant to this Section 8.2.3(ii), a hypothetical calculation (for purposes of example only, and not limitation) is provided in the example below, assuming the amount of Net Sales in Euros is then converted into US dollars.

Example

1. Assumptions

Net Sales of Licensed Product:	[*] USD
Market Competition:	YES
Valid Claim:	YES
Royalty Paid by Licensee for License Under Third Party Dominating Patent:	[*] USD

2. Calculation of Royalty Due and Payable to Licensor by Licensee

a. Royalty Owed per Section 7.2 on Net Sales With Market Competition and Valid Claim:	[*] USD

b. Royalty Reduction Cap ([*]% of Royalty Owed by Licensee on Net Sales With Market Competition and Valid Claim):	[*] USD

c. Full Royalty Reduction ([*]% of Royalty Paid by Licensee for License Under Third Party Dominating Patent):	[*] USD

d. Royalty otherwise owed	[*] USD

e. GNE Royalty (Owed by Licensor on Net Sales pursuant to Section G.2(g) of GNE ex-US License):	[*] USD

f. Royalty otherwise owed compared to GNE Royalty:	[*] USD

g. Adjusted Royalty Reduction (c plus f.):	[*] USD

h. Royalty Due and Payable to Licensor by Licensee (a minus g, which equals e):	[*] USD

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3 Joint IP Rights. All Know-How or Patent Rights arising from Development activities undertaken and funded jointly by the Parties pursuant to Article 4 shall be jointly owned by the Parties, regardless of inventorship, but subject to the licenses set forth in this Agreement. The allocation of responsibilities and costs between the Parties for filing, prosecution, maintenance and enforcement of such Patent Rights jointly owned by the Parties shall be decided by a joint patent committee appointed and overseen by the JSC, consisting of two (2) members from each Party (the “Joint Patent Committee”). The initial members for such Joint Patent Committee are set out in Schedule 13.

8.4 Patents Solely Owned.

8.4.1 Licensee shall have the sole discretion for the filing, prosecution, maintenance and enforcement of Patent Rights that it solely owns, provided that, if any such Patent Rights are subject to a license grant to Licensor as a result of Licensor’s exercise of its Opt-in rights under Section 4.4.4(ii)(F), then at the time Licensor exercises its Opt-in rights, the Parties shall agree upon reasonable terms under which Licensor shall participate in the filing, prosecution, maintenance and enforcement of such Patent Rights in the Licensor Territory, in a form substantially similar in principle to those set forth in Section 8.2.

8.4.2 Licensor shall have the sole discretion for the filing, prosecution, maintenance and enforcement of Patent Rights that it solely owns, provided that, if any such Patent Rights are subject to a license grant to Licensee as a result of Licensee’s exercise of its Opt-in rights under Section 4.4.4(ii)(F), then at the time Licensee exercises its Opt-in rights, the Parties shall agree upon reasonable terms under which Licensee shall participate in the filing, prosecution, maintenance and enforcement of such Patent Rights in the Territory, in a form substantially similar in principle to those set forth in Section 8.2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.	TERM AND TERMINATION

9.1 Term

9.1.1 Conditions to Closing. This Agreement shall become effective upon the Effective Date, after the Parties have obtained all consents (including without limitation, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement, the Somatuline Agreement and the Equity Transaction Documents and all necessary stockholder consents and approvals), permits and waivers necessary or appropriate for consummation of any of the transactions contemplated by this Agreement, the Somatuline Agreement and the Equity Transaction Documents.

9.1.2 Term; Expiration. The term of the Agreement shall commence on its Effective Date and, unless sooner terminated as provided herein, shall continue in full force and effect on a Licensed Product by Licensed Product and country- by-country basis until the expiration of the Royalty Term with respect to such Licensed Product in such country. Upon expiration of the Royalty Term with respect to a given Licensed Product, in a given country, Licensee shall be granted a fully paid-up, irrevocable and perpetual non-exclusive license under all Licensor IP Rights with respect such Licensed Product and a fully paid-up, irrevocable and perpetual exclusive license under the Licensed Trademark with respect to such Licensed Product and its promotional material.

9.2 Termination.

9.2.1 Either Party may terminate this Agreement, in whole or in part as applicable, effective immediately upon receipt of written notice to the other Party, under the following circumstances:

(a)	if the other Party is in material breach or default with respect to any term or provision hereof and fails to cure the same within thirty (30) days of receipt of written notice of said breach or default; or

(b)	if the other Party is adjudged bankrupt, files or has filed against it any petition under any bankruptcy, insolvency or similar law, has a receiver appointed for its business or property, or makes a general assignment for the benefit of its creditors; or

(c)	where the right to terminate the Agreement in whole or in part is specifically provided for herein.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2.2 Licensee may terminate this Agreement in case of termination of the GNE License and/or the Fujisawa License immediately upon notice to Licensor. In the case of such termination of the GNE License and/or the Fujisawa License, Licensor shall use Diligent Efforts to present Licensee to GNE and/or Fujisawa so that Licensee may secure its rights under GNE’s and/or Fujisawa’s Patent Rights and Know-How relating to the Licensed Product. The Parties acknowledge that in the event of such termination, Licensee may obtain a direct license from GNE or have this license modified by GNE pursuant to Section 13.6 of the GNE Ex-US License.

9.3 Resulting Obligations. Upon early termination of this Agreement the following shall apply:

9.3.1 Rights to Licensed Product in the Territory.

(a) In the event of termination by Licensor pursuant to Section 9.2.1 with respect to a one or more Licensed Products, all rights to such Licensed Product(s) shall revert to Licensor free of charge and Licensee shall have no further rights with respect to the Licensed Product. Licensee shall, at Licensor’s election, either (i) resell under its own responsibility all remaining quantities of unsold Licensed Products during a maximum time period of six (6) months as from termination of this Agreement, at the expiration of which period, Licensee shall, upon request from Licensor, immediately destroy all unsold quantities of Licensed Products and provide to Licensor the corresponding certificate of destruction hereof, or (ii) immediately return any unsold stock to Licensor or any other third party designated by Licensor provided said stock is in good saleable condition. All expenses and costs of such return shall be borne by Licensor unless termination of this Agreement occurs as a result of Licensee being in breach of the provisions of this Agreement. If option (ii) is selected by Licensor, Licensor or the third party designated by Licensor shall repurchase all such returned stock of Licensed Products at the Licensed Products’ Supply Price referred to in Section 6.5 hereunder provided that they are in good saleable condition and have a remaining shelf life of no less than six (6) months. Should the Licensed Products not be in good saleable condition, Licensee shall destroy all such remaining stock subject to Licensor’s prior written agreement, and provide to Licensor the corresponding certificate of destruction hereof

(b) In the event of termination by Licensee pursuant to Section 9.2.1 or 9.2.2, Licensee shall be entitled to the following, at the Licensee’s election, unless termination of the GNE License or the Fujisawa License was in whole or in part caused by Licensee’s performance under this Agreement; (i) return all unsold Licensed Product and unused Samples to Licensor at Licensor’s expense and to receive a full refund of the Supply Price paid to Licensor for the Licensed Product and Samples returned by Licensee, or (ii) continue to sell Licensed Product according to the terms of this Agreement until all inventory is sold or for six (6) months, whichever shall occur first.

9.3.2 Licensed Trademark. Except as provided for in Section 9.3.1 (b), Licensee shall terminate any use of the Licensed Trademark and shall, at Licensor’s election, either destroy or return to Licensor at Licensee’s cost all literature, labels, or other materials,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

incorporating or bearing same. Licensee shall cooperate with Licensor and execute any and all documents requested by Licensor for the purpose of canceling any registered user or other rights with respect to the Licensed Trademark or, at Licensor’s election, in transferring such rights to Licensor or its designee.

9.3.3 Data. Except as provided for in Section 9.3.1(b), Licensee shall cease using all information and technical and other data provided by Licensor relating to the Licensed Product, and shall, at Licensor’s option, return to Licensor or destroy all such data having physical form and all copies thereof, and shall continue to abide by its obligation of confidentiality set forth in Section 9 below.

9.3.4 Approvals; IP Rights. Except as provided for in Section 9.3.1 (b), Licensee shall promptly assign or otherwise cause to be transferred to Licensor, or Licensor’s designee, all Marketing Authorizations or any other government registrations or approvals in the Territory having to do with the Licensed Product that are in Licensee’s name and shall make no further use of the same and shall allow Licensor to cross-reference any INDs, BLAs (or their equivalent in the Territory), clinical data or other submissions filed with any Regulatory Authority in the Territory and provide Licensor with copies of all such documentation. In addition, Licensee shall (i) provide Licensor with a copy of Licensee’s preclinical and clinical data, assays and associated materials, and protocols and procedures, and any Know-How Controlled by Licensee, with respect to such Licensed Product(s) (ii) grant a non-exclusive, sublicensable license to Licensor to use, sell, manufacture, offer for sale, import and export in the Territory such Licensed Products under any Patent Rights and any Know-How owned or Controlled by Licensee as of the effective date of the termination, (iii) grant Licensor exclusive rights to use any Licensed Trademarks filed in connection with Licensed Products, to the extent such Licensed Trademarks are specific to one or more Licensed Products and are not generally associated with any other product of Licensee and do not contain an element of Licensee’s trade name, in each case solely for purposes of using, selling, offering for sale, importing or exporting such Licensed Products in the Territory.

9.4 Survival of Rights. All of the remedies provided for in Section 9.3 are in addition to the other rights and remedies available to the Parties on termination and Section 9.3 is not intended to limit any of those rights or remedies.

10.	CONFIDENTIALITY

10.1 All information, whether in oral, written, graphic or electronic form, disclosed by either Party (“Disclosing Party”) to the other and/or any of its subsidiaries, subdivisions, parent companies, affiliates agents or consultants (“Receiving Party”), and all notes, documents and materials prepared by or for either Party which reflect, interpret, evaluate, include or are derived therefrom, shall be deemed to be “Confidential Information.” In particular, Confidential Information shall include, without limitation, any trade secret, proprietary information, invention, research and development work, work-in-process, technology, technique, know-how, design, specification, program, unpublished data, procedure (including operating procedures), computer software, data base or programming, idea, sample, strategy, budget, projection, development,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

process, formulation, method, guideline, policy, proposal, contract, test data or data file, or any engineering, manufacturing, marketing, servicing, financing, pricing, cost, profit, personnel or salary structure/compensation information relating to the past, present or future operations, products, services, technology, sales, suppliers, clients, customers, employees, investigators, investors or business of Disclosing Party. In addition, “Confidential Information” includes any trade secrets, data (technical or non-technical) or confidential information relating to the past, present or future operations, organization, business, projects or finances of any third party to which Disclosing Party owes a duty of confidentiality including, without limitation, the mere fact that Disclosing Party is or may be working with or for any client.

10.2 Receiving Party shall not use or disclose such Confidential Information to others (except its employees, Affiliates and sub-licensees who reasonably require same for the purposes hereof and who are bound to it by a like obligation as to confidentiality except as required by law) without the express written permission of Disclosing Party, except for Confidential Information that (i) can be demonstrated by written records to be known to Receiving Party from a source other than Disclosing Party at the time of receipt; or (ii) was subsequently otherwise legally acquired by Receiving Party from a third party having an independent right to disclose the information; or (iii) is now or later becomes publicly known without breach of this Agreement by Receiving Party or any Party that received such Confidential Information from Receiving Party.

10.3 Either Party may disclose the other Party’s Confidential Information to the extent such disclosure is required by law, regulations (including without limitation the rules and regulations promulgated by the SEC) and valid court orders, provided that such Party gives the other Party reasonable notice of such disclosure and uses reasonable efforts to obtain confidential treatment or a protective order for such information. Licensor shall have the right to disclose Licensee’s Confidential Information to the extent such disclosure is required to satisfy its obligations under the GNE Ex-US License, the Fujisawa License, or its agreements with third party manufacturers and suppliers provided that such persons undertake to keep confidential such Confidential Information.

10.4 Other Permitted Disclosure. Except as otherwise expressly provided herein, to the extent reasonably necessary to carry on the activities contemplated in this Agreement, each Party shall be permitted to (a) disclose or grant use of Confidential Information received under this Agreement to any of its permitted sublicensees, agents, consultants, clinical investigators, collaborators or contractors, under confidentiality and non-use obligations at least as stringent as those set forth in this Article 10; (b) disclose Confidential Information received under this Agreement to actual or potential professional investors, acquirers, merger or other business partners or retained professional advisors (e.g. attorneys, accountants and investment bankers), under confidentiality and non-use obligations at least as stringent as those set forth in this Article 10; and (c) to a Regulatory Authority to the extent necessary for obtaining Marketing Authorization for a Licensed Product.

10.5 Publications. In the event either Party wishes to publish or orally deliver a scientific article or speech relating to the Development of a Licensed Product, such Party shall submit to the other Party a draft of each such proposed oral disclosure or written publication at

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least thirty (30) days prior to the anticipated oral disclosure or the submission of the written publication. The other Party shall review each such proposed oral disclosure or written publication in order to avoid the unauthorized disclosure of such Party’s Confidential Information and to preserve the patentability of inventions arising from this Agreement. As soon as reasonably possible, but in no event more than thirty (30) days after receipt of an advance copy of a publishing Party’s proposed oral disclosure or written publication, the reviewing Party shall inform the publishing Party if the proposed oral disclosure or written publication contains any of the reviewing Party’s Confidential Information or could be expected to have a material adverse effect on any patent rights of the reviewing Party. If so requested by the reviewing Party, the publishing Party shall amend any proposed oral disclosure or written publication to the extent necessary to protect the Confidential Information of the reviewing Party of which the publishing Party is made aware by the reviewing Party and, if so requested by the reviewing Party, shall delay such proposed oral disclosure or written publication for a reasonable period of time to permit the timely preparation of a patent application by the reviewing Party.

10.6 Press Release. In general, and except where required by law or regulation, no public announcement or other disclosure by the Parties concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by either Party to this Agreement, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, such consent not to be unreasonably withheld. The Parties shall make a joint public announcement in English of the execution of this Agreement in such form separately agreed upon between the Parties on or after the Effective Date. Licensee shall be permitted to make a public announcement in French or such other language as it desires of the execution of this Agreement similar to the English press release. After the initial press release concerning this Agreement, if either Party desires to make an additional press release concerning any additional material terms of this Agreement, it shall inform the other Party in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof for review. A Party commenting on such a proposed press release shall provide its comments, if any, within three (3) business days after receiving the press release for review. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to any stock market, governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure. Where required by law or by the regulations of the applicable securities exchange upon which such Party may be listed, each Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals in the Territory as they occur, subject only to the review procedure set forth in the preceding sentence. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 10.6.

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11.	REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties of Licensor. Licensor makes the following covenants, representations and warranties to Licensee, as of the Execution Date, and does so in full understanding and acknowledgement that Licensee is relying on the said representations and warranties in entering into the present Agreement:

11.1.1 Status. Licensor is a corporation organized and existing under the laws of the State of Delaware, United States of America. No action has been taken by the directors, officers or shareholders of Licensor to dissolve Licensor. Licensor has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder.

11.1.2 All Necessary Proceedings. Licensor has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement.

11.1.3 No Other Agreements for the Licensed Product. Save as regards Third Party Countries, Licensor has not made any written or oral agreement or undertaking with any third party regarding the rights to sell the Licensed Product in the Territory.

11.1.4 No Violation and Consent. Licensor warrants that the execution, delivery and performance of this Agreement by it (a) does not and will not violate or conflict with any provision of law or any provision of its articles of incorporation or by-laws; and (b) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a Party or by which it or its properties may be bound or affected. Licensor warrants that (i) all consents from GNE and Fujisawa relating to the execution of this Agreement have been properly and timely obtained by Licensor and (ii) Licensor’s grant of the Manufacturing Option under Section 6.18 of this Agreement does not infringe the rights of any third party to whom Licensor is obligated.

11.1.5 Non-infringement. Licensor represents and warrants to the best of its knowledge, as of the Execution Date, (i) that there are no outstanding claims or allegations that the Licensed Product and/or the Licensed Trademark infringe upon any rights of a third party in the Territory and (b) that the Licensed Product and the Licensed Trademark do not infringe upon any rights of a third party in the Territory.

11.1.6 GNE and Fujisawa Licenses. Licensor warrants that as of the Execution Date, (i) the GNE Ex-US License and Fujisawa License are in full force and in effect in accordance with their terms, (ii) Licensor is not in default or breach in any material respect of the GNE Ex-US License and Fujisawa License, (iii) to Licensor’s knowledge, there is no cause for early termination of the GNE Ex-US License and Fujisawa License, and (iv) the terms under this Agreement are not in conflict with the terms in the GNE Ex-US License or Fujisawa License. Licensor shall (i) comply with and observe in all material respects its obligations under the GNE Ex-US License and Fujisawa License and (ii) not terminate or otherwise modify any terms or conditions of the GNE Ex-US License and Fujisawa License in any manner that would materially adversely affect Licensee’s rights under this Agreement without the prior written consent of Licensee.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.2 Representations and Warranties of Licensee. Licensee makes the following covenants, representations and warranties to Licensor, as of the Execution Date, and does so in full understanding and acknowledgement that Licensor is relying on the said representations and warranties in entering into the present Agreement:

11.2.1 Status. Licensee is a corporation organized and existing under the laws of France. No action has been taken by the directors, officers or shareholders of Licensee to dissolve Licensee. Licensee has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder.

11.2.2 All Necessary Proceedings. Licensee has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement.

11.2.3 No Violation. Licensee warrants that the execution, delivery and performance of this Agreement by it (a) does not and will not violate or conflict with any provision of law or any provision of its articles of incorporation or by-laws; and (b) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a Party or by which it or its properties may be bound or affected.

11.3 THE WARRANTIES SET OUT ABOVE AND IN SECTIONS 2.5.2 AND 6.15.1 ARE THE ONLY WARRANTIES GIVEN BY EITHER PARTY AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. THERE IS NO OTHER CONDITION OR WARRANTY RELATING TO PRODUCT MERCHANTABILITY OR FIT FOR ANY PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXCLUDED AND DISCLAIMED.

12.	INDEMNIFICATION

12.1 Indemnity. For purposes of this Section, “Licensee Indemnified Parties” refers to Licensee, its Affiliates and the officers, directors, employees, shareholders, agents and successors and assigns of Licensee and its Affiliates, and “Licensor Indemnified Parties” refers to Licensor, its Affiliates and officers, directors, employees, shareholders, agents and successors and assigns of Licensor and its Affiliates.

12.1.1 Indemnification by Licensor. Licensor shall defend, indemnify and hold harmless to the fullest extent permitted by law the Licensee Indemnified Parties and each of them, from and against any and all losses, claims, liabilities, demands, actions, proceedings, judgments of any and all types, including, without limitation, reasonable fees of attorneys, accountants and other experts (collectively, “Losses”), incurred by Licensee Indemnified Parties insofar as they arise out of or are alleged or claimed to arise out of (i) any activities conducted by Licensor in relation with (i) the Licensed Product including development and commercialization activities; (ii) Licensors’ enforcement of Licensed Patent Rights in any action against a third party that is joined by Licensee in compliance with Section 8.2.2; and (ii) any material breach by

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Licensor of its obligations under this Agreement, provided, however, that: (a) Licensor shall not be obligated under this Section 12.1.1 to the extent that the Losses resulted from the negligence or willful misconduct of Licensee, Licensee’s Affiliates, Sub-licensees or Contractors; and (b) Licensee shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section 12.1.1 utilizing attorneys of its choice, at its own expense, provided, however, that Licensor shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which Licensee seeks indemnification under this Section 12.1.1.

12.1.2 Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless the Licensor Indemnified Parties and each of them to the fullest extent permitted by law from and against any and all Losses incurred by Licensor Indemnified Parties insofar as they arise out of or are alleged or claimed to arise out of (i) any activities conducted by Licensee in connection with the Licensed Product, and (ii) any material breach by Licensee of its obligations under this Agreement; provided, however, that; (a) Licensee shall not be obligated under this Section 12.1.2 to the extent that the Losses resulted from the negligence or willful misconduct of Licensor or Licensor’s Affiliates or contractors; and (b) Licensor shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section 12.1.2 utilizing attorneys of its choice, at its own expense, provided, however, that Licensee shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which Licensor seeks indemnification under this Section 12.1.2.

Notwithstanding the provisions of Sections 12.1.1 and 12.1.2, Licensee and Licensor agree and understand that, in the event of a claim, complaint, suit, proceeding or cause of action brought against one Party containing allegations of liability based on activities for which such Party was responsible, such Party shall control and bear financial responsibility for its own defense; unless the other Party agrees to control and bear financial responsibility of such defense.

12.2 Settlement of Indemnified Claims. The Indemnifying Party under Section 12.1.1 or 12.1.2, as applicable (the “Indemnifying Party”), shall have the sole authority to settle any claim against the other Party (the “Indemnified Party”) pursuant to Sections 12.1.1 or 12.1.2 (the “Indemnified Claim”) without the consent of the other Party, provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (i) admit to liability on the part of the other Party; (ii) agree to an injunction against the other Party; or (iii) settle any matter in a manner that separately apportions fault to the other Party.

12.3 Indemnification Procedure. Each Party shall promptly notify the other Party in writing of any claim, suit, proceeding, demand or assessment it believes is an Indemnified Claim. Concurrent with the provision of notice pursuant to this Section 12.3, the Indemnified Party shall provide to the other Party copies of any complaint, summons, praecipe, subpoena or other court filings related to such claim. Failure to provide prompt notice shall not relieve any Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter.

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Should the Indemnifying Party dispute that any claim or portion of a claim (“Disputed Claim”) of which it receives notice pursuant to Section 12.3, is an Indemnified Claim, it shall so notify the Indemnified Party providing written notice in sufficient time to permit such Indemnified Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such Indemnified Party shall defend against such claim until the dispute regarding whether such claim is an Indemnified Claim has been resolved; provided, however, that an Indemnified Party shall not settle any claim which it contends is an Indemnified Claim without providing the Indemnifying Party ten (10) working days’ notice prior to any such settlement and an opportunity to assume the defense and indemnification of such claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, in whole or in part, the Indemnifying Party will reimburse the reasonable costs and expenses, including attorneys’ fees, of the Indemnified Party.

12.4 Insurance. Each Party shall maintain, during the term of this Agreement, Commercial General Liability Insurance, (including Products Liability, Contractual Liability, Bodily Injury, Property Damage and Personal Injury) to cover its indemnification obligations under this Article 12. During the term of this Agreement, each Party shall not permit such insurance to be reduced, expired or canceled without reasonable prior written notice to the other Party. Upon request, each Party shall provide certificates of insurance to the other Party evidencing the coverage specified herein. Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage. In the event of duplicate coverage, the insurance policy of the Party whose fault causes the need for reimbursement under an insurance policy shall be primary and the other Party’s excess and non-contributing.

12.5 Limitation of Liability. EXCEPT FOR ANY WILLFUL BREACH BY EITHER PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER SECTIONS 11.1 AND 11.2, OR FOR DAMAGES ACTUALLY PAID BY A PARTY TO A THIRD PARTY PURSUANT TO A THIRD-PARTY CLAIM, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.	FORCE MAJEURE

Neither Party shall be liable for any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s control including, but not limited to, acts of God, war or insurrection, civil unrest, disease or calamity affecting the raw materials or equipment used in the production of Licensed Product, earthquake, fire, flood or storm, labor disturbances or epidemic. An event of Force Majeure shall have no effect on Licensee’s obligation to pay for Licensed Product already delivered as required by this Agreement.

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In the event that either Party is forced to rely on this Section due to an event of Force Majeure, the Parties agree that, after the event of Force Majeure has ended, they will meet to discuss any issues with the Agreement resulting from the Force Majeure and that the Parties will negotiate in good faith to resolve any such issues. Should an event of Force Majeure continue for more than six (6) months, the Party not relying on this Section shall have the right to terminate this Agreement by giving thirty (30) days written notice to the other Party of its intent to terminate.

14.	SUCCESSORS IN INTEREST

14.1 Neither Party may assign this Agreement or any rights hereunder or delegate the performance of any duties hereunder without the prior written approval of the other Party, which approval shall not be unreasonably delayed or withheld; provided, however, that without such consent either Party may assign this Agreement to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets, stock or business, or its merger, consolidation or combination with or into another entity or acquisition of another entity. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assignees.

14.2 Notwithstanding Section 14.1, in the event that (i) this Agreement is transferred or sold to, in connection with the transfer or sale of all or substantially all of Licensee’s assets, stock or business to a third party or (ii) that Licensee is directly or indirectly acquired by, or merges with and into, a third party, Licensor shall have the right to terminate this Agreement as provided herein. Where such acquisition or change of control transaction is with a Competing Entity (as defined below), Licensor shall have three (3) months following the announcement of such transaction to give written notice to Licensee of its intent to terminate the Agreement, such termination to be effective sixty (60) days after receipt of notice of termination, the provisions of Section 9.3 shall apply and Licensor shall owe no compensation to Licensee as a result of such termination. Where such acquisition or change of control transaction is not with a Competing Entity, Licensor shall have three (3) months to give written notice to Licensee of its intent to terminate the Agreement, such termination to be effective sixty (60) days after receipt of notice of termination, provided that such termination is subject to the payment by Licensor of the fair market value of the Licensed Products to be reverted to Licensor in such instance, as agreed in writing between the Parties within such sixty (60) days period. The Parties shall exchange their proposals regarding such valuation in writing and in the event the Parties do not agree on such fair market value within the first forty-five (45) days of such sixty (60) day period, the matter shall be referred to the final decision of three (3) experts of international reputation in the field of accounting or merchant banking with expertise in the pharmaceutical industry, one being appointed by Licensee within fifteen (15) days following failure of the parties to agree, one by Licensor within fifteen (15) days following failure of the parties to agree and one by the two first experts within fifteen (15) days following their appointment. In the event one Party fails to appoint an expert, the other Party may appoint such expert. Once appointed, the experts shall provide the Parties with their decision within one (1) month from the date of the appointment of

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the third expert and this decision shall be final and binding upon the Parties. The expert decision shall be one or the other of the latter of the written proposals exchanged by each Party with a view to agree on such fair market value. Licensor shall make such payment to Licensee, as agreed by the Parties or as decided by the experts, within fifteen (15) days following such agreement or decision. The decision of the expert shall also allocate the cost for this resolution by the panel of experts among the Parties in a proportion the experts deem reasonable. For the purpose of this Section, Competing Entity shall mean a company that, at the time of change of control, markets one or more pharmaceutical products wherever in the world which are material competitors to any one of the pharmaceutical products (including but not limited to the Licensed Product) marketed by Licensor wherever in such region, as of such time.

15.	DISPUTE RESOLUTION

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination thereof, shall be settled as follows:

15.1 Reference to Executives. In the event of a significant controversy, claim, or dispute arising out of or relating to this Agreement or any significant breach thereof (hereinafter collectively referred to as a “Dispute”), the Parties agree that the Dispute shall be described in writing by one or both of the Parties and copies of the description shall be sent to the General Counsel of Licensee and to the General Counsel of Licensor. These executives will then have fifteen (15) days from receipt of such Dispute description to attempt in good faith to resolve the Dispute. In the event that the Dispute is not resolved within this fifteen (15) day time period, then either Party can proceed to arbitration of the Dispute, as described in Section 15.2.

15.2 Arbitration. Only in the event that a Dispute is not resolved through reference to executives, as provided above, may the Parties submit the Dispute to arbitration under the Rules of Arbitration of the International Chamber of Commerce. The Arbitral Tribunal shall consist of three (3) arbitrators. The place of arbitration shall be New York, New York and the arbitration proceedings shall be held in English. The award shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

15.3 Governing Law. In the event that a Dispute is not resolved though mediation, as provided above, the laws of New York shall apply to any arbitration or litigation initiated under this Agreement (regardless of its or any other jurisdiction’s choice of law principles).

15.4 Restraining Order. The dispute resolution procedures set forth herein shall not limit a court from granting a temporary restraining order or a preliminary injunction in order to preserve the status quo of the parties pending arbitration or to protect a Party’s trademark or confidential or proprietary information. Further, the arbitrator shall have power to enter such orders by way of interim award, and such orders shall be enforceable in court.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.	NOTICE

Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Licensor or Licensee at the respective addresses set forth below or at such other address as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

All notices to Licensor shall be addressed as follows:

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

USA

Attention: General Counsel

With a copy, which shall not serve as notice, to:

Cooley Godward, LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

USA

Attention: Barbara A. Kosacz, Esq.

All notices to Licensee shall be addressed as follows:

Beaufour Ipsen Pharma

24 rue Erlanger, F

75016 Paris

France

Attention: President

With a copy to:

Ipsen

Attention: General Counsel

24 rue Erlanger, F

75016 Paris

France

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17.	SURVIVAL

17.1 The provisions of Section 2.5.2 (but only with respect to the first sentence of 2.5.2 as it pertains to warranty), the last paragraph of Section 5.6 (promotional materials), and Sections 8.3 (Joint IP Rights), 9.1.2 (Term; expiration), 9.3 (Resulting Obligations), 9.4 (Survival of Rights), and of Articles 10 (Confidentiality), 11 (Representations and Warranties), 12 (Indemnification), 15 (Dispute Resolution) and this Article 17 shall survive expiration or termination of this Agreement.

17.2 Without prejudice to the above:

(a) any amounts payable by a Party under this Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration; and

(b) in relation only to any outstanding sales at the date of expiration or termination that have not yet been accounted for, Section 5.5 (Sales Reports and Records) shall survive termination or expiration of this Agreement

(c) in relation only to ongoing sales for a six month period following termination pursuant to Section 9.3.1(a), Section 6.11 (Regulatory Compliance) and Section 8.1.1 (Licensed Trade Mark) shall survive termination of this Agreement for the six month period only.

18.	ADDITIONAL TERMS

18.1 Entire Agreement. This Agreement, together with the Schedules attached hereto, constitutes the entire understanding between the Parties with respect to the Licensed Product, and supersedes and replaces all previous negotiations, understandings, representations, writings, and contract provisions and rights relating to the subject matter hereof. The Parties agree that all supply and distribution of the Licensed Product hereunder shall be subject to and governed by the terms and provisions set forth herein, and none of the terms and conditions contained on any purchase or order form, invoice, or other writing, shall change the provisions of this Agreement unless it is signed and delivered by both Parties and it clearly indicates that the Parties intend to vary the terms hereof.

18.2 Amendments; No Waiver. No provision of this Agreement may be amended, revoked or waived except by writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

18.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

18.4 Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives on the dates set forth below to be effective as of the Effective Date.

Tercica, Inc.		Beaufour Ipsen Pharma

By:	/s/ John A. Scarlett, M.D.	By:	/s/ Claire Giraut

Date:		Date:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1

Licensed Patent Rights

(Section 1.51) [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1

Schedule 2

Specification for Initial Product

(Sections 1.41 and 1.82)

Increlex Drug Product Specifications

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

Schedule 3

(TRADEMARKS)

TRADEMARK	COUNTRY	APPLICATION/ REGISTRATION NO.	CLASS/GOODS/ SERVICES	CURRENT STATUS
INCRELEX	Australia	Application No. 1030597 Registration No. 1030597	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Registered 03/22/05

INCRELEX	Brazil	Application No. 827079346	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Published 12/14/04

INCRELEX	China	Application No. 4374645	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/22/04

INCRELEX	European Union (ECTM)	Application No. 4,124,467 Registration No. 4,124,467

Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes

Class 10: medical products, devices and apparatus; scientific and laboratory products, devices and apparatus

Class 42: medical research; product research; research and development for new products for others; scientific research; chemical research; biological research; genetic research

Filed 11/18/04 Registered 01/26/06

INCRELEX	India	Application No. 1321206	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04

INCRELEX	Korea	Application No. 40-2004-0052422 Publication No. 40-2005-0051978 Registration No. 0638792	Class 5: pharmaceutical preparations for use in treatment of disorders of the endocrine, cardiovascular, renal, skeletal, statural, neural, visual, auditory, immune and metabolic systems; veterinary preparations for use in treatment of disorders of the endocrine, cardiovascular, renal, skeletal, statural, neural, visual, auditory, immune and metabolic systems; therapeutic preparations for treating symptoms of disorders of the endocrine, cardiovascular, renal, skeletal, statural, neural, visual, auditory, immune and metabolic systems; pharmaceutical preparations for use as diagnostic reagents for medical laboratory and clinical use	Filed 11/19/04 Registered 11/11/05

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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TRADEMARK	COUNTRY	APPLICATION/ REGISTRATION NO.	CLASS/GOODS/ SERVICES	CURRENT STATUS

INCRELEX	New Zealand	Application No. 721719 Registration No. 721719	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Published 12/24/04 Registered 05/19/05

INCRELEX	Norway	Application No. 2004 11585 Registration No. 229224	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Registered 11/10/05

INCRELEX	Russia	Application No. 2004726887 Registration No. 303966	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Registered 03/30/06

INCRELEX	Switzerland	Application No. 03901/2004 Registration No. 529.662	Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Registered 01/17/05

INCRELEX	Taiwan	Application No. 93053935 Registration No. 1168388	Class 5: pharmaceutical preparations, namely preparations for use with animals, the human body and environment hygiene; pharmaceutical goods and preparations for medical purposes	Filed 11/19/04 Registered 08/16/05

STAVERSA	European Union (ECTM)	Application No. 4,126,504 Registration No. 4,126,504

Class 5: pharmaceutical, veterinary, therapeutic and sanitary preparations; pharmaceutical goods and preparations for medical purposes

Class 10: medical products, devices and apparatus; scientific and laboratory products, devices and apparatus

Class 42: medical research; product research; research and development for new products for others; scientific research; chemical research; biological research; genetic research

Filed 11/19/04 Registered 01/26/06

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Schedule 4

Target Label

(Section 1.86)

Increlex Target Label and Target Population

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5

Schedule 5

Third Party Countries (and distribution agreements)

(Section 2.4)

Distribution and Quality Agreement by and between Tercica, Inc. and Biologix FZ Co., dated May 26, 2006 (covering Kingdom of Saudi Arabia, United Arab Emirates, Oman, Kuwait, Syria, Jordan, Lebanon, Iran, Iraq, Morocco, Algeria, Tunisia, Libya, Egypt, Bahrain, Qatar, Yemen.

Distribution and Quality Agreement by and between Tercica, Inc. and Giddi Pharma Co., Ltd., dated May 7, 2006 (covering Taiwan)

Negotiations are ongoing as of the Execution Date by and between Tercica, Inc. and Medison Pharma Ltd., for a Distribution and Quality Agreement for Israel.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Schedule 6

Guidelines for Initial Development Plan

(Section 4.3.1)

Weekly formulation of IGF-1 : to be detailed in the Initial Development Plan

Combination Product : IGF-1 together with Recombinant Human Growth Hormone

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7

Schedule 7

Monthly Sales Report Template

(Section 5.5.1)

Increlex

Sales Report as of : mm/dd/yy

	This Year				Last Year
	Current Month		Year to date		Current Month		Year to date
Countries	Volume (units sold)	Value (in Euros)	Volume (units sold)	Value (in Euros)	Volume (units sold)	Value (in Euros)	Volume (units sold)	Value (in Euros)
Country A
Country B
Country C
Country D
…..

Total for Territory.

Note: One template per type of product sold

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 8

Supply Price

(Section 6.5)

EUR [*]/vial

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 9

Minimum Quantities per order for Licensed Product

(Section 6.6)

Minimum Quantities per order for Licensed Product: [*] units total per Quarter (Trilingual or English label) or as detailed in the Initial Development Plan and/or Commercialization Plan

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

Schedule 10

Form of the 18 Month Rolling Order Forecast

(Section 6.7.1)

Country	Product Name	SKU Number	Monthly Sales Forecast over 18 months
			Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	Month 13	Month 14	Month 15	Month 16	Month 17	Month 18

+ Once per year: Annual Forecast over a 4 year horizon

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 11

Licensor On-going Development

(Section 1.58)

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 12

JSC – Initial Representatives

(Section 3.1.1)

From Ipsen

[*]

From Tercica

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 13

Joint Patent Committee Members

(Section 8.3)

Tercica:

[*]

Ipsen:

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.